                           DATED 12TH DECEMBER 1996
           -----------------------------------------------------


                (1)     MORGAN GRENFELL DEVELOPMENT CAPITAL
                        NOMINEES LIMITED A/C MGCP AND OTHERS

                                     -and-

                (2)     STEPHEN WILLIAM PALFRAMAN AND OTHERS

                                     -and-

                (3)     OFFSHORE LOGISTICS, INC. AND OFFSHORE
                        LOGISTICS INTERNATIONAL, INC.

                                     -and-

                (4)     CALEDONIA INVESTMENTS PLC AND CALEDONIA
                        INDUSTRIAL & SERVICES LIMITED

                                     -and-

                (5)     MR ANDREAS K L UGLAND

                                     -and-

                (6)     BRISTOW AVIATION HOLDINGS LIMITED


                                CONFORMED COPY


           -----------------------------------------------------

                               MASTER AGREEMENT

           -----------------------------------------------------


                                                HEBERT SMITH
                                                Exchange House
                                                Primrose Street
                                                London EC2A2HS
                                                Tel: 0171 374-8000
                                                Fax: 0171 496-0043
                                                Ref: 223/432/30576235

                               TABLE OF CONTENTS

CLAUSE          HEADINGS                                                PAGE

1.              INTERPRETATION...........................................1

2.              CONDITION................................................7

3.              SALE AND PURCHASE........................................7

4.              DEFAULT UNDER CLAUSE 3...................................8

5.              WARRANTIES...............................................9

6.              LIMITATIONS ON LIABILITY UNDER THE WARRANTIES...........10

7.              ANNOUNCEMENTS...........................................11

8.              ASSIGNMENT..............................................11

9.              ENTIRE AGREEMENT........................................11

10.             FURTHER ASSURANCE.......................................11

11.             COSTS...................................................11

12.             NOTICES.................................................12

13.             COUNTERPARTS............................................13

14.             GENERAL.................................................13

15.             GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS......14

SCHEDULE 1

                PART I:  MGDC Vendors...................................15
                PART II: Management Vendors.............................17
                PART III: Loan Stock Vendor(s)..........................18

SCHEDULE 2 STAGE ONE....................................................19

SCHEDULE 3 STAGE TWO....................................................21

SCHEDULE 4 STAGE THREE..................................................24

SCHEDULE 5 STAGE FOUR...................................................25

SCHEDULE 6 STAGE FIVE...................................................28

SCHEDULE 7 STAGE SIX....................................................31

SCHEDULE 8 STAGE SEVEN..................................................33

SCHEDULE 9..............................................................34

                PART I: Management Vendors Warranties...................34
                PART II: Specific Vendor Warranties.....................40
                PART III OLOG Warranties................................41

SCHEDULE 10 LIMITATIONS ON LIABILITY UNDER THE WARRANTIES...............42

SCHEDULE 11.............................................................45

                PART I: Details of the Company..........................45
                PART II: Details of the Subsidiaries....................46
                PART III: Details of the Associated Companies...........72



ANNEXURES

'A'  BHGL C Directors Consent
'B'  BHGL Resolution
'C'  Bristow Board Minutes
'D'  Bristow Resolution
'E'  Caledonia Registration Rights Agreement
'F'  Letter of Undertaking
'G'  Debenture
'H'  Guarantee
'I'  Loan Stock Resolution
'J'  New Articles
'K'  Parent Guarantee
'L'  Properties
'M'  Registration Rights Agreement
'N'  Stock Instrument
'O'  Subordination Agreement
'P'  Supplemental Letter Agreement

THIS AGREEMENT is made on 12th December 1996

BETWEEN:

(1) MORGAN GRENFELL DEVELOPMENT CAPITAL NOMINEES LIMITED A/C MGCP AND THOSE PERSONS whose names and addresses are set out in Part 1 of Schedule 1 ("MGDC VENDORS" and severally an "MGDC VENDOR");

(2) STEPHEN WILLIAM PALFRAMAN AND THOSE PERSONS whose names and addresses are set out in Part II of Schedule 1 (the "MANAGEMENT VENDORS" and severally a "MANAGEMENT VENDOR");

(3) OFFSHORE LOGISTICS, INC. a Delaware corporation whose address is at 224 Rue de Jean, Post Office Box 5C, Lafayette, Louisiana 70505, USA ("OLOG") and OFFSHORE LOGISTICS INTERNATIONAL, INC. a Panamanian corporation whose address is at 224 Rue de Jean, Post Office Box 5C, Lafayette, Louisiana 70505, USA ("OLII");

(4) CALEDONIA INVESTMENTS PLC, a company incorporated in England and Wales with registered number 235481 and whose registered office is at Cayzer House, 1 Thomas More Street, London E1 9AR ("CALEDONIA") and CALEDONIA INDUSTRIAL & SERVICES LIMITED a company incorporated in England and Wales with registered number 3143101 and whose address is at Cayzer House, 1 Thomas More Street, London E1 9AR ("CIS");

(5) MR ANDREAS K L UGLAND OF PO Box 308, Storgaten 90, N-4891, Grimstad, Norway ("MR UGLAND"); and

(6) BRISTOW AVIATION HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 3234500 and whose registered office is at Redhill Aerodrome, Redhill, Surrey RH1 5JZ ("BRISTOW").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  In this Agreement and in the Schedules the following definitions are used:

     "A SHARES" means issued a US dollar convertible ordinary shares of us$0.00001 each in the capital of the Company;

     "ACCOUNTS" means the audited consolidated balance sheet of the Company and the Subsidiaries as at the Accounts Date and the audited consolidated profit and loss account of the Company and the Subsidiaries in respect of the accounting reference period ended on the Accounts Date;

     "ACCOUNTS DATE" means 31 December, 1995;

     "ARTICLES" means the articles of association of the Company on the date of this Agreement;

     "ASSOCIATED COMPANIES" means those companies in which the Company holds less than 50% but more than 20% of the rights to attend and vote at general meeting details of which are set out in Part III of Schedule 11;

     "B SHARES" means issued B US dollar convertible ordinary shares of US$0.00001 each in the capital of the Company;

     "BHGL LOAN STOCK" means (pounds)5,016,317 in principal amount of subordinated unsecured loan stock of the Company constituted by the BHGL Loan Stock Instrument;

     "BHGL C DIRECTORS CONSENT" means the written consent of the C directors of the Company pursuant to the Articles in the agreed form annexed hereto marked "A";

     "BHGL LOAN STOCK INSTRUMENT" means the instrument constituting the BHGL Loan Stock dated 7th November 1991;

     "BHGL RESOLUTION" means the written resolution in the agreed form annexed hereto marked "B" of the shareholders of the Company to:

     (1) waive any pre-emption rights under the Articles;

     (2) disapply any requirement to make a general offer; and

     (3) approve certain amendments to the Schedule thereto in connection with the operation of the Ratchet thereunder;

     "BRISTOW'S ACCOUNT" means the account of Bristow with HSBC Investment Bank plc, 10 Queen Street Place, London EC4R 1BL account no: 38337289 (FAO Bristow Aviation Holdings Limited) and Sort Code 40-52-39;

     "BRISTOW BOARD MINUTES" means the minutes of the board meeting of Bristow to be held at stage three in the agreed form annexed hereto marked "C";

     "BRISTOW RESOLUTION" means the resolution in the agreed form annexed hereto marked "D" of the shareholders of Bristow to, inter alia;

     (1) increase the authorised share capital of Bristow to (Pounds)10,000,000 ordinary shares of (Pounds)1 each;

     (2) redesignate the authorised share capital of Bristow as 4,900,000 New A Shares, 4,900,000 New B Shares and 200,000 New C Shares; and

     (3) conditionally upon Completion, adopt the New Articles as the new articles of association of Bristow;

     "BUSINESS DAY" means a day (not being a Saturday) on which banks are open for general banking business in the City of London;

     "C SHARES" means issued C US dollar convertible ordinary shares of US$0.00001 each in the capital of the Company;

     "CALEDONIA GROUP" means Caledonia and any holding company, subsidiary or subsidiary undertaking of Caledonia and any subsidiary or subsidiary undertaking of such holding company (but excluding for the avoidance of doubt any member of the group) and the expression "THAT SHAREHOLDER'S GROUP" has a corresponding meaning;

     "CALEDONIA'S ACCOUNT" means the account of Caledonia with HSBC Investment Bank plc, 10 Queen Street Place, London EC4R 1BL, Account No: 38337289 (FAO Caledonia Industrial & Services Limited) and Sort Code: 40-52-39;

     "CALEDONIA REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between CIS (1) and OLOG (2) in the agreed form annexed hereto marked 'E';

     "COMPANIES ACT" means the Companies Act 1985;

     "COMPANY" means Bristow Helicopter Group Limited a company registered in England and Wales with registered number 2641653 further particulars of which are set out in Part 1 of Schedule 11;

     "COMPLETION" means completion of Stage Seven;

     "COMPLETION DATE" means the date on which Completion occurs;

     "CONDITION" means the condition set out in Clause 2;

     "DEBENTURE" means the debenture between Bristow (1) and National Westminster Bank plc as security trustee (2) in the agreed form annexed hereto marked 'G';

     "DEFERRED SHARES" means issued Deferred Shares of 5p each in the capital of the Company;

     "DICKSON MINTO" means Dickson Minto of Royal London House 22/25 Finsbury Square, London EC2A 1DS;

     "DICKSON MINTO'S ACCOUNT" means the account of Dickson Minto with HSBC Investment Bank plc, 10 Queen Street Place, London EC4R 1BL Account No:
     38337289 (FAO Dickson Minto W.S.: BHGL Vendors) and Sort Code 40-52-39;

     "DOLLAR DEFERRED SHARES" means the US dollar deferred shares of US$0.00001 each in the capital of the Company in issue following the operation of the Ratchet;

     "ENCUMBRANCES" means any option, charge, lien, equity, rights of pre-emption or any other third party rights or encumbrances;

     "ENVIRONMENT" means the natural and man-made environment and all or any of the following media namely air water and land including air within buildings and air within other natural or man-made structures above or below ground;

     "ENVIRONMENTAL LAW" means all laws regulations directives statutes subordinate legislation common law and other national and local laws all judgments orders instructions or awards of any court or competent authority and all codes of practice and guidance notes which relate to the Environment or human health or the health of animals or plants including the Environmental Protection Act 1990 the Environment Act 1995 the Planning (Hazardous Substances) Act 1990 the Water Resources Act 1991 the Water Industry Act 1991 the control of Pollution Act 1974 the Clean Air Acts the Control of Industrial Major Accident Hazards Regulations 1984 and the Control of Substances Hazardous to Health Regulations 1988;

     "FIRST DISCLOSURE LETTER" means the letter from Dickson Minto to Herbert Smith containing disclosures against the Warranties set out in Part 1 of
     Schedule 9 delivered immediately prior to the coming into effect of this Agreement and which expression includes the annexures thereto;

     "FRESHFIELDS" means Freshfields of Whitefriars, 65 Fleet Street, London EC4Y 1HS;

     "GROUP" means the Company, the Subsidiaries and the Associated Companies;

     "GUARANTEE" means the deed of guarantee between Bristow (1) and National Westminster Bank plc as security trustee (2) in the agreed form annexed hereto marked "H";

     "HERBERT SMITH" means Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS;

     "INDIVIDUAL MANAGERS" means the Management Vendors other than Bristow Nominees Limited;

     "LOAN STOCK RESOLUTION" means the written resolution in the agreed form annexed hereto marked "I" to amend the terms of the BHGL Loan Stock Instrument;

     "LOAN STOCK VENDORS" means the holders of the BHGL Loan Stock whose names are set out in Part III of Schedule 1;

     "MANAGEMENT ACCOUNTS" means the consolidated monthly management accounts of the Company and the Subsidiaries for the period from the Accounts Date to the Management Accounts Date;

     "MANAGEMENT ACCOUNTS DATE" means 30th September 1996;

     "NASDAQ" means National Association of Securities Dealers Automated Quotation System;

     "NEW ARTICLES" means the new articles of association of Bristow in the agreed form annexed hereto marked "J";

     "NEW A SHARES" means the 4,900,000 A ordinary shares of (Pounds)1 each in the capital oF Bristow;

     "NEW B SHARES" means the 4,900,000 B ordinary shares of (Pounds)1 each in the capital of Bristow;

     "NEW C SHARES" means the 200,000 C ordinary shares of (Pounds)1 each in the capital of Bristow;

     "OLOG'S ACCOUNT" means the account of OLOG with HSBC Investment Bank plc, 10 Queen Street Place, London EC4R 1BL Account No: 38337289 (FAO Offshore Logistics, Inc., and Sort Code: 40-52-39;

     "OLOG COMMON STOCK" means shares of common stock of $1 par value in the capital of OLOG;

     "OLOG GROUP" means OLOG and any holding company, subsidiary or subsidiary undertaking of OLOG and any subsidiary or subsidiary undertaking of such holding company and the expression "THAT SHAREHOLDER'S GROUP" shall have a corresponding meaning;

     "OLOG LOAN STOCK" means $98,000,000 convertible subordinated notes due 2003 of OLOG constituted by an indenture to be entered into between OLOG and Fleet National Bank (as trustee) prior to Completion;

     "PARENT GUARANTEE" means a guarantee between Bristow (1), Caledonia and CIS
     (2) and OLOG and OLII (3), in the agreed form annexed hereto marked "K";

     "PROPERTIES" means the English leasehold properties of the Group listed in Annexure "L";

     "RATCHET" means the conversion of certain A Shares and B Shares into New Deferred Shares pursuant to the Schedule to the Articles as amended by the passing of the BHGL Resolution;

     "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between OLOG (1), Jefferies & Company Inc. (2), Simmons & Company International (3) and Johnson Rice & Company L.L.C. (4) in the agreed form annexed hereto marked "M";

     "SECOND DISCLOSURE LETTER" means the letter from Dickson Minto to Herbert Smith containing disclosures against the Warranties set out in Part 1 of
     Schedule 9 delivered immediately prior to Completion and which expression includes the annexures thereto;

     "SHARES" means the A shares, the B shares and the C shares;

     "SHAREHOLDERS AGREEMENT" means the shareholders agreement of even date between OLOG and OLII (1), Caledonia and CIS (2), Mr. Ugland (3), Bristow
     (4) and the Company (5);

     "STAGE ONE" has the meaning set out in Clause 3.1;

     "STAGE TWO" has the meaning set out in Clause 3.2;

     "STAGE THREE" has the meaning set out in Clause 3.3;

     "STAGE FOUR" has the meaning set out in Clause 3.4;

     "STAGE FIVE" has the meaning set out in Clause 3.5;

     "STAGE SIX" has the meaning set out in Clause 3.6;

     "STAGE SEVEN" has the meaning set out in Clause 3.7;

     "STOCK" MEANS (Pounds)91,000,000 in principal amount of 13.5 per cent subordinated unsecured loan stock of Bristow constituted by the Stock Instrument;

     "STOCK INSTRUMENT" means the instrument constituting the Stock in the agreed form annexed hereto marked "N";

     "SUBORDINATION AGREEMENT" means the subordination agreement between Bristow
     (1), OLOG and OLII (2), Caledonia and CIS (3) and National Westminster Bank plc as security trustee (4), in the agreed form annexed hereto marked "O";

     "SUBSIDIARIES" means those subsidiaries and subsidiary undertakings of the Company, details of which are set out in Part II of Schedule 11;

     "SUPPLEMENTAL LETTER AGREEMENT" means the supplemental letter agreement between OLOG (1) and Caledonia (2), in the agreed form annexed hereto marked "P";

     "TAXATION" OR "TAX" means all forms of tax, duty, rates, levy or other imposition whenever and by whatever authority imposed and whether in the United Kingdom or elsewhere;

     "TAXES ACT" means the Income and Corporation Taxes act 1988;

     "TAX WARRANTY" means that warranty set out in paragraph 1.2.3 of Schedule
     9;

     "TCGA" means the Taxation of Chargeable Gains Act 1992;

     "VENDORS" means the MDGC Vendors, the Management Vendors, the Loan Stock Vendors and CIS;

     "UNDERWRITING AGREEMENT" means the US purchase agreement between OLOG, Jefferies & Company, Inc., Simmons & Company International and Johnson Rice & Company L.L.C to be entered into on the date of this Agreement; and

     "WARRANTIES" means those Warranties set out in Schedule 9.

1.2 In this Agreement, words and expressions defined in the Companies Act shall bear the same meaning as in that Act.

1.3  In this Agreement, save where the context otherwise requires:

     1.3.1 a reference to a statute or statutory provision shall include a reference:

            (A) to that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

            (B) to any repealed statute or statutory provision which it re-enacts (with or without modification); and

            (C)  to any subordinate legislation made under the relevant statute;

     1.3.2  words in the singular shall include the plural, and vice versa;

     1.3.3 the masculine gender shall include the feminine and neutral and vice versa;

     1.3.4 a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person's executors or administrators;

     1.3.5 a reference to a Clause, Schedule or Annexure shall be a reference to a clause of, schedule to or annexure to this Agreement;

     1.3.6 references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

     1.3.7 a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act;

     1.3.8 references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     1.3.9 a reference to a balance sheet or profit and loss account shall include a reference to any note forming part of it;

     1.3.10 references to documents "in the agreed form" shall be to documents agreed between the parties, annexed to this Agreement and initialled for identification by Freshfields, Herbert Smith and Dickson Minto;

     1.3.11 the headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement; and

     1.3.12 references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

2.   CONDITION

     The parties proceeding to Stage One is conditional on the Underwriting Agreement having become unconditional and OLOG having received the net proceeds from the sale of OLOG Loan Stock pursuant thereto.

3.   SALE AND PURCHASE

3.1 On the second business day following the satisfaction of the Condition, Caledonia, CIS, OLOG, OLII, the MGDC Vendors, the Loan Stock Vendors and the Management Vendors shall proceed to stage one as set out in Schedule 2 ("STAGE ONE") .

3.2 Upon and subject to completion of Stage One, CIS, OLOG and the Individual Managers shall proceed to stage two as set out in Schedule 3 ("STAGE TWO").

3.3 Upon and subject to completion of Stage Two, OLOG and Bristow shall proceed to stage three as set out in Schedule 4 ("STAGE THREE").

3.4 Upon and subject to completion of Stage Three, OLOG, the MGDC Vendors, the Management Vendors and Bristow, shall proceed to stage four as set out in
     Schedule 5 ("STAGE FOUR").

3.5 Upon and subject to completion of Stage Four, OLOG, OLII, Mr. Ugland, the Management Vendors, the MGDC Vendors and the Loan Stock Vendors shall proceed to Stage Five as set out in Schedule 6 (STAGE FIVE").

3.6 Upon and subject to completion of Stage Five, CIS, OLOG, and Bristow shall proceed to Stage Six as set out in Schedule 7 ("STAGE SIX").

3.7 Upon and subject to completion of Stage Six, Caledonia, CIS, OLOG, OLII, Mr. Ugland, the MGDC Vendors, the Management Vendors and Bristow shall proceed to Stage Seven as set out in Schedule 8 ("STAGE SEVEN").

3.8 For the purposes of the transaction contemplated by this Agreement only, Caledonia, CIS, the MGDC Vendors and the Management Vendors hereby waive any restrictions on transfer which may exist in relation to the Shares or the Deferred Shares under the Articles or otherwise and in particular, but without limitation, waive all rights of pre-emption over any of the Shares or the Deferred Shares conferred upon them by the Articles or otherwise.

3.9 The Loan Stock Vendors and CIS hereby waive any restrictions on transfer which may exist in relation to the BHGL Loan Stock under the BHGL Loan Stock Instrument or otherwise and in particular, but without limitation, waive all rights of pre-emption over any of the BHGL Loan Stock conferred upon them by the BHGL Loan Stock Instrument or otherwise.

3.10 Caledonia, CIS, OLOG and OLII agree that where any action is required of Bristow under this Agreement they shall use all reasonable endeavours to procure that such action is carried out by Bristow as contemplated by this Agreement.

3.11 Caledonia agrees that it shall procure the due and punctual performance by CIS of its obligations under this Agreement and OLOG agrees that it shall procure the due and punctual performance by OLII of its obligations under this Agreement.

3.12 Each of the Individual Managers to whom OLOG Common Stock will be issued at Completion agrees that he will not sell, transfer or otherwise dispose of, mortgage, charge or encumber the whole or any part of such OLOG Common Stock or grant to any third party any rights therein without the prior written consent of OLOG (such consent not to be unreasonably withheld) until the expiry of one year after the Completion Date save that he may sell or transfer such OLOG Common Stock to his spouse, brother or sister, child or children ("FAMILY MEMBER") but only on terms that such family member agrees to be bound by the provisions of this Clause 3.12 on the same basis as such individual manager and that such family member will if required by OLOG enter into a deed of adherence with this Clause 3.12 in a form satisfactory to OLOG and OLOG shall be entitled to include an endorsement to this effect on any certificate of such OLOG Common Stock issued to any Individual Manager at Completion.

4.   DEFAULT UNDER CLAUSE 3

4.1 Completion of this Agreement shall not take place unless and until completion of each of Stage One to Stage Seven has occurred within 20 days of the date of this Agreement.

4.2 If Completion of any of Stage One to Stage Seven does not take place on the date and time set out in this Agreement, the parties may:

     4.2.1 defer Completion thereof to a date no later than 20 days after the date of this Agreement (in which case this Clause shall apply to Completion as so deferred); or

     4.2.2 rescind this Agreement without liability to any party in which case and from that date the provisions of this Agreement (other than Clause 7 (Announcements) and Clause 11 (Costs)) shall have no effect and no party shall have any liability under them (but without prejudice to the rights of any of the parties in respect of any antecedent breach).

5.   WARRANTIES

5.1 Each of the Individual Managers separately represents and warrants to OLOG and OLII that, so far as he is actually aware, after having made reasonable enquiries of Anthony Jones and Philip Hunt and KPMG, the Warranties set out in Part I of Schedule 9 are true and accurate in all material respects on the date of this Agreement.

5.2 For the purposes of this Agreement an Individual Manager shall not be deemed to be actually aware of any matter, fact or circumstance which would be a breach of the Warranties set out in Part 1 of Schedule 9 unless he was actually aware of the matter, fact or circumstance at the date of this Agreement and in addition in the case of the Warranties set out in paragraphs 1.1.2, 1.2.3, 4.1.1, 4.1.3, 4.1.5, 4.2, 6.1, 6.4, 7.3 (insofar as it relates to employees of the Company and British Island Airways (Guernsey) Limited) and 9.1.6 that he was aware (or ought reasonably to have been aware) at the date of this Agreement that such matter, fact or circumstance would be a breach of the Warranties contained in paragraphs 1.1.2, 1.2.3, 4.1.1, 4.1.3, 4.1.5, 4.2, 6.1, 6.4, 7.3 (subject as aforesaid) and 9.1.6 unless disclosed.

5.3 Each of the Vendors severally represents and warrants to OLOG and OLII that the Warranties set out in Part II of Schedule 9 are true and accurate in all material respects on the date of this Agreement.

5.4 OLOG warrants and represents to CIS, the MGDC Vendors and the Management Vendors that the Warranties set out in Part III of Schedule 9 in so far as they apply to CIS, the MGDC Vendors and the Management Vendors respectively are true and accurate in all material respects on the date of this Agreement.

5.5 The Vendors shall not (in the event of any claim being made against any of them in connection with the sale of the Shares or the BHGL Loan Stock pursuant to this Agreement) make any claim against the Group or against any director or employee of the Group on whom any of the Vendors may have relied before agreeing to any term of this Agreement or authorising any statement in the First Disclosure Letter or the Second Disclosure Letter.

5.6  Each of the Warranties shall be construed as a separate warranty.

5.7 The Warranties shall be deemed to be repeated at Completion and any express or implied reference therein to the date of this Agreement shall be replaced by a reference to the Completion Date.

5.8 Save as provided in Clause 6.7, the rights and remedies of the parties in respect of a breach of any of the Warranties shall not be affected by Completion, by the giving of any time or other indulgence by any party to any person, by any party rescinding or not rescinding this Agreement, or by any other cause whatsoever except a specific waiver or release by any party in writing; and any such waiver or release shall not prejudice or affect any remaining rights or remedies of any party.

6.   LIMITATIONS ON LIABILITY UNDER THE WARRANTIES

6.1 This Clause 6 and Schedule 10 shall have effect to limit the liability of each of the Vendors in respect of this Agreement.

6.2 No limitations or qualifications on the liability of any Vendor or OLOG in respect of a breach of Warranty or any other provision of this Agreement shall apply in the case of fraud or wilful misrepresentation.

6.3 Save in respect of any breach of Warranty giving rise to a right of rescission pursuant to Clause 6.7, OLOG and OLII shall not be entitled to claim that any fact or circumstance constitutes a breach of any of the Warranties set out in Part I or Part II of Schedule 9 if any member of the OLOG Group or any of its directors or employees, is actually aware of such fact or circumstance at the date of this Agreement or if such fact or circumstance has been disclosed in this Agreement, in the First Disclosure Letter, the Second Disclosure Letter or any other letter, document or communication set out in the First Disclosure Letter or the Second Disclosure Letter.

6.4 None of the Warranties shall be deemed to constitute directly or indirectly a Warranty in respect of the future financial or trading position, performance or prospects of the Group or any member thereof and OLOG and OLII acknowledge and agree that save as aforesaid none of the Vendors makes any warranty as to such matters.

6.5 Each of OLOG and OLII confirms that it has not relied on any warranty, representation or undertaking of any of the Vendors or any other person save for any warranty, representation or undertaking expressly set out in this Agreement and that save as expressly provided for in this Agreement all representations, warranties and undertakings whether express or implied, statutory or otherwise are expressly excluded.

6.6 Any payment made by any of the Vendors pursuant to the terms of this Agreement shall be treated by the parties as a reduction pro tanto of the purchase price payable by him/it for the Shares.

6.7 The sole remedy of OLOG and OLII in respect of any claim for breach of Warranty under Part 1 or Part II of Schedule 9 shall be in damages. OLOG and OLII shall have no right to rescind or terminate this Agreement for breach of Warranty unless at any time after the date of this Agreement and prior to Completion there occurs any act or event constituting a material breach of Warranty at the date of this Agreement or which would constitute a material breach of Warranty if such Warranty were repeated on any day from the date of this Agreement to and including the Completion Date. In such case OLOG or OLII shall be entitled by notice in writing on the other parties to this Agreement not to proceed to Completion in which event this Agreement shall be of no effect and no party shall have any further liability to the other. Completion of the transaction contemplated by this Agreement in circumstances where OLOG or OLII are actually aware that a right to rescind has arisen shall constitute a waiver by OLOG and OLII of its rights in respect of the relevant breach. For the purposes of this Clause 6.7 an act or event shall constitute a "material breach" of warranty if it is both a breach of warranty and an act or event which is material and adverse to the assets and liabilities, financial position, profits and losses, or prospects of the Group taken as a whole.

7.   ANNOUNCEMENTS

     Save where an announcement is required by law or the rules of London Stock Exchange Limited, NASDAQ or any other exchange upon which the securities of Caledonia or OLOG are traded or dealt, none of the parties shall make, or procure or permit the making of, any announcement whether before or after Completion with respect to this Agreement or any ancillary matter without the prior consent of OLOG, Caledonia and Morgan Grenfell Development Capital Nominees Limited.

8.   ASSIGNMENT

     Any party may assign its rights under this Agreement after Completion and this Agreement shall be binding on and enure for the benefit of the parties' successors, assigns and personal representatives.

9.   ENTIRE AGREEMENT

     This Agreement, together with the First Disclosure Letter, the Second Disclosure Letter and the documents in the agreed form, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and without prejudice to the generality of the foregoing in the absence of fraud or wilful misrepresentation, excludes any warranty, condition or other undertaking implied at law or by custom.

10.  FURTHER ASSURANCE

10.1 So far as it remains to be performed this Agreement shall continue in full force and effect notwithstanding Completion.

10.2 Each of the parties shall after Completion execute all such deeds and documents and do all such things as any other party may reasonably require for perfecting the transactions intended to be effected under or pursuant to this Agreement.

11.  COSTS

     The parties other than Caledonia, CIS, the MGDC Vendors and the Management Vendors shall pay their own costs in connection with the preparation and negotiation of this Agreement and any matter contemplated by it. Bristow shall procure that the costs of Caledonia, CIS, the MGDC Vendors and the Management Vendors in connection with the preparation and negotiation of this Agreement and any matter contemplated by it are paid by the Company.

12.  NOTICES

12.1 A notice, approval, consent or other communication in connection with this
     Agreement:

     12.1.1  must be in writing; and

     12.1.2 must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside the United Kingdom) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this Clause or if the addressee notifies another address or facsimile number in England and Wales then to that address or facsimile number.

             The address and facsimile number (where appropriate) of each party is:

             MGDC VENDORS
             The address and facsimile number set out under the name of each of the MGDC Vendors in Part 1 of Schedule 1.

             MANAGEMENT VENDORS
             The address set out under the name of each Management Vendor in
             Part II of Schedule 1.

             THE LOAN STOCK VENDORS
             The address set out under the name of each Loan Stock Vendor in
             Part III of Schedule 1.

             OLOG AND OLII
             Address: - 224 Rue de Jean, Post Office Box 5C, Lafayette,
                        Louisiana 70505, USA

             Facsimile: 001 318 235 6678

             For the attention of: Dru Milke Esq.

             CALEDONIA AND CIS
             Address: - Cayzer House, 1 Thomas More Street, London E1 9AR

             Facsimile: 011 44 171 488 0896

             For the attention of: Jonathan Cartwright

             MR. UGLAND
             Address:   PO Box 308, Storgaten 90, N-4891, Grimstad, Norway

             Facsimile: 00 47 37 04 0986

             BRISTOW
             Address:   Redhill Aerodrome, Redhill, Surrey RH1 5JZ

             Facsimile: 011 44 1737 822387

             For the attention of: The Company Secretary

12.2 A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to be received in accordance with Clause 12.3) unless a later time is specified in it.

12.3   A letter or facsimile is deemed to be received:

       12.3.1 in the case of a posted letter, unless actually received earlier, on the third (seventh, if posted to or from a place outside the United Kingdom) day after posting; and

       12.3.2 in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

12.4 A notice given or document supplied to Morgan Grenfell Development Capital Nominees Limited shall be deemed to have been given or supplied to all of the MGDC Vendors except where the notice or document relates to a claim for breach of Warranty against any MGDC Vendor in which case it shall be given to that MGDC Vendor individually.

12.5 A notice given or document supplied to Dickson Minto shall be deemed to have been given or supplied to all of the Management Vendors except where the notice or document relates to a claim for breach of Warranty against any Management Vendor in which case it shall be given to that Management Vendor individually.

12.6 A notice given or document supplied to NatWest Ventures Limited shall be deemed to have been given or supplied to all of the Loan Stock Vendors except where the notice or document relates to a claim for breach of Warranty against any Loan Stock Vendor in which case it shall be given to that Loan Stock Vendor individually.

13.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

14.  GENERAL

14.1 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of OLOG, Caledonia, Mr. Ugland, the Management Vendors and the MGDC Vendors.

14.2 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

14.3 To the extent that any provision of this Agreement, or of any other arrangement of which it forms part, is a restriction or information provision for the purposes of the Restrictive Trade Practices Act 1976 ("RTPA") by virtue of which this Agreement or any such arrangement is registrable under the RTPA, no such restriction or provision shall take effect until the day after particulars of this Agreement or, as the case may be, that arrangement, have been furnished to the Director General of Fair Trading in accordance with the RTPA.

15.  GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

15.1 This Agreement shall be governed by, and construed in accordance with, English law.

15.2 Each party irrevocably agrees that the Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement and any matter arising therefrom.

15.3 Each party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction.

15.4 Each of the parties agrees that without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under Clause 12.

IN WITNESS of which the parties have executed this Agreement on the date first mentioned above.

                                   SCHEDULE 1

                                    PART I

                                 MGDC VENDORS


                                                                    NUMBER                    NO OF DOLLAR  NO OF
                            NUMBER OF A    NUMBER      NUMBER OF    OF DOLLAR    NO OF        DEFERRED      DEFERRED     STOCK
                            SHARES BEFORE  OF A        DEFERRED     DEFERRED     A SHARES     SHARES        SHARES       TO BE
MGDC VENDORS NAMES          OPERATION OF   SHARES TO   SHARES       SHARES       TO BE SOLD   TO BE SOLD    TO BE SOLD   ALLOTTED
AND ADDRESSES               THE RATCHET    BE SOLD     TO BE SOLD   TO BE SOLD   AT STAGE 4   AT STAGE 4    AT STAGE 4   FOR (6)
(1)                              (2)          (3)          (4)          (5)          (6)          (7)          (8)          (9)
Morgan Grenfell              40,298,510   32,835,823   40,298,510    7,462,687   32,835,823    7,462,687   40,298,510   18,694,130
 Development Capital
 Nominees Limited, A/C
 MGCP, 23 Great Winchester
 Street, London

Morgan Nominees (Guernsey)    3,022,500    2,462,778    3,022,500      559,722    2,462,778      559,722    3,022,500    1,402,310
 Limited, Morgan Grenfell
 House, Lefevre Street,
 St. Peter Port, Guernsey,
 Channel Islands

Morgan Grenfell               5,373,130    4,378,106    5,373,130      995,024    4,378,106      995,024    5,373,130    2,492,490
 Development Capital
 Nominees Limited, A/C
 MGDC, 23 Great Winchester
 Street, London

Coal Pension Venture          7,327,170    5,970,287    7,327,170    1,356,883    5,970,287    1,356,883    7,327,170    3,398,850
 Nominees Limited, Pinners
 Hall, 105-108 Old Broad
 Street, London EC2M 1EH

CINVen Investors Nominees        60,870       49,598       60,870       11,272       49,598       11,272       60,870       28,210
 Limited, Pinners Hall,
 105-108 Old Broad Street,
 London EC2M 1EH

Railway Pension Venture       3,694,020    3,009,942    3,694,020      684,078    3,009,942      684,078    3,694,020    1,713,530
 Capital Limited, 55 Old
 Broad Street, London EC2M
 1RX

Barclays Venture Nominees     3,694,020    3,009,942    3,694,020      684,078    3,009,942      684,078    3,694,020    1,713,530
 Limited, 54 Lombard
 Street, London EC3P 3AH

Nippon Enterprise             1,343,280    1,094,524    1,343,280      248,756    1,094,524      248,756    1,343,280      623,350
 Development Corp, JBP
 OVAL3F, 52-2, 5 Chome
 Jingumae Shibuya-Ku,
 Tokyo 150, Japan

Berrylands Nominees Limited   3,612,770    2,943,739    3,612,770      669,031    2,943,739      669,031    3,612,770    1,676,220
107 Cheapside, London EC2V
 6DV

Commercial Union Life         1,007,460      820,893    1,007,460      186,567      820,893      186,567    1,007,460      467,740
 Assurance Co. Ltd., St.
 Helens, 1 Undershaft,
 London EC3P 3DQ

Commercial Union Nominees     1,007,460      820,893    1,007,460      186,567      820,893      186,567    1,007,460      467,740
 Limited, St. Helens, 1
 Undershaft, London
 EC3P 3DQ



                                                                                               CASH           CASH
                                                        NEW B                     NEW B        CONSIDE-       CONSIDE-
                              NEW B         STOCK TO    SHARES       STOCK        SHARES TO    RATION         RATION
                              SHARES TO     BE SOLD TO  TO BE SOLD   TO BE        BE SOLD      FOR (10)       FOR (12)
MGDC VENDORS NAMES            BE ALLOTTED   OLII AT     TO OLII      SOLD TO OLOG TO OLOG AT   AND (11)       AND (13)
AND ADDRESSES                 FOR (6)       STAGE 5     AT STAGE 5   AT STAGE 5   STAGE 5      IN (POUNDS)    IN (POUNDS)
     (1)                         (10)         (11)        (12)         (13)      (14)            (15)         (16)
Morgan Grenfell                1,006,607   11,896,430     640,577    6,797,700   366,030       12,537,314    7,164,180
 Development Capital
 Nominees Limited, A/C
 MGCP, 23 Great Winchester
 Street, London

Morgan Nominees (Guernsey)        75,509      892,710      48,069      509,600    27,440          940,333      537,333
 Limited, Morgan Grenfell
 House, Lefevre Street,
 St. Peter Port, Guernsey,
 Channel Islands

Morgan Grenfell                  134,211    1,586,130      85,407      906,360    48,804        1,671,640      955,223
 Development Capital
 Nominees Limited, A/C
 MGDC, 23 Great Winchester
 Street, London

Coal Pension Venture             183,015    2,163,070     116,473    1,235,780    66,542        2,279,564    1,302,608
 Nominees Limited, Pinners
 Hall, 105-108 Old Broad
 Street, London EC2M 1EH

CINVen Investors Nominees          1,519       18,200         980       10,010       539           18,937       10,821
 Limited, Pinners Hall,
 105-108 Old Broad Street,
 London EC2M 1EH

Railway Pension Venture           92,267    1,090,180      58,702      623,350    33,565        1,149,251      656,715
 Capital Limited, 55 Old
 Broad Street, London EC2M
 1RX

Barclays Venture Nominees         92,267    1,090,180      58,702      623,350    33,565        1,149,251      656,715
 Limited, 54 Lombard
 Street, London EC3P 3AH

Nippon Enterprise                 33,565      396,760      21,364      226,590    12,201          417,909      238,805
 Development Corp, JBP
 OVAL3F, 52-2, 5 Chome
 Jingumae Shibuya-Ku,
 Tokyo 150, Japan

Berrylands Nominees Limited       90,258    1,066,520      57,428      609,700    32,830        1,123,973      642,270
107 Cheapside, London EC2V
 6DV

Commercial Union Life             25,186      297,570      16,023      170,170     9,163          313,432      179,104
 Assurance Co. Ltd., St.
 Helens, 1 Undershaft,
 London EC3P 3DQ

Commercial Union Nominees         25,186      297,570      16,023      170,170     9,163          313,432      179,104
 Limited, St. Helens, 1
 Undershaft, London EC3P
 3DQ


                                                                    NUMBER                    NO OF DOLLAR  NO OF
                            NUMBER OF A    NUMBER      NUMBER OF    OF DOLLAR    NO OF        DEFERRED      DEFERRED     STOCK
                            SHARES BEFORE  OF A        DEFERRED     DEFERRED     A SHARES     SHARES        SHARES       TO BE
MGDC VENDORS NAMES          OPERATION OF   SHARES TO   SHARES       SHARES       TO BE SOLD   TO BE SOLD    TO BE SOLD   ALLOTTED
AND ADDRESSES               THE RATCHET    BE SOLD     TO BE SOLD   TO BE SOLD   AT STAGE 4   AT STAGE 4    AT STAGE 4   FOR (6)
        (1)                      (2)          (3)          (4)          (5)          (6)          (7)          (8)          (9)

Aberdeen City Council           671,640      547,262      671,640      124,378      547,262      124,378      671,640      311,220
 Superannuation Fund,
 Woodhill House, Westburn
 Road, Aberdeen, AB9 2LU

County NatWest Ventures       7,388,040    6,019,884    7,388,040    1,368,156    6,019,884    1,368,156    7,388,040    3,427,060
 Investments Limited, 135
 Bishopsgate, London EC2M
 3UR

Lloyds Bank Nominees          2,014,920    1,641,787    2,014,920      373,133    1,641,787      373,133    2,014,920      934,570
 Limited, A.C HUGEF, 48
 Chiswell Street, London
 EC1V 4XX

English and Scottish          5,373,120    4,378,098    5,373,120      995,022    4,378,098      995,022    5,373,120    2,492,490
 Investors plc, Gartmore
 House, 16-18 Monument
 Street, London EC3R 8AJ

The Gartmore 1990 Fund,       1,007,460      820,893    1,007,460      186,567      820,893      186,567    1,007,460      467,740
 Gartmore House, 16-18
 Monument Street, London

Gartmore Enterprise Trust     1,679,100    1,368,156    1,679,100      310,944    1,368,156      310,944    1,679,100      778,960
 plc Charles Oakley House,
 125 West Regent Street,
 Glasgow

NC Lombard Street Nominees    1,343,280    1,094,524    1,343,280      248,756    1,094,524      248,756    1,343,280      623,350
 Limited, x30 account, PO
 Box 348, 42 Islington
 High Street, London N1 8XI

Grant Charles Haggith, 22a       12,500       10,185       12,500        2,315       10,185        2,315       12,500        5,460
 Abbots Road, Abbots
 Langley, Herts, WD5 OAZ

Nandraney Devi Haggith,          12,500       10,185       12,500        2,315       10,185        2,315       12,500        5,460
 22a Abbots Road, Abbots
 Langley, Herts, WD5 OAZ

Thomas Henry Postlewaite,         7,500        6,111        7,500        1,389        6,111        1,389        7,500        3,640
 Vinnicks Cottage, Pill
 Hill, Highclere, Newbury,
 Berkshire RG15 9SA

Noreen Josephine                  7,500        6,111        7,500        1,389        6,111        1,389        7,500        3,640
 Postlewaite, Vinnicks
 Cottage, Pill Hill,
 Highclere, Newbury,
 Berkshire RG15 9SA

David Charles Bays 15            20,630       16,810       20,630        3,820       16,810        3,820       20,630       10,010
 Woodhall Avenue, Pinner,
 Middlesex HA5 3DY

Patricia May Bays, 15            20,620       16,802       20,620        3,818       16,802        3,818       20,620       10,010
 Woodhall Avenue, Pinner,
 Middlesex HA5 3DY
-----------------------------------------------------------------------------------------------------------------------------------

TOTALS                       90,000,000   73,333,333   90,000,000   16,666,667   73,333,333   16,666,667   90,000,000   41,751,710
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                               CASH           CASH
                                                        NEW B                     NEW B        CONSIDE-       CONSIDE-
                              NEW B         STOCK TO    SHARES       STOCK        SHARES TO    RATION         RATION
                              SHARES TO     BE SOLD TO  TO BE SOLD   TO BE        BE SOLD      FOR (10)       FOR (12)
MGDC VENDORS NAMES            BE ALLOTTED   OLII AT     TO OLII      SOLD TO OLOG TO OLOG AT   AND (11)       AND (13)
AND ADDRESSES                 FOR (6)       STAGE 5     AT STAGE 5   AT STAGE 5   STAGE 5      IN (POUNDS)    IN (POUNDS)
         (1)                       (10)         (11)        (12)         (13)      (14)            (15)         (16)
Aberdeen City Council             16,758      198,380      10,682      112,840     6,076         208,955      119,403
 Superannuation Fund,
 Woodhill House, Westburn
 Road, Aberdeen, AB9 2LU

County NatWest Ventures          184,534    2,181,270     117,453    1,245,790    67,081       2,298,501    1,313,429
 Investments Limited, 135
 Bishopsgate, London EC2M
 3UR

Lloyds Bank Nominees              50,323      595,140      32,046      339,430    18,277         626,864      358,208
 Limited, A.C HUGEF, 48
 Chiswell Street, London
 EC1V 4XX

English and Scottish             134,211    1,586,130      85,407      906,360    48,804       1,671,637      955,221
 Investors plc, Gartmore
 House, 16-18 Monument
 Street, London EC3R 8AJ

The Gartmore 1990 Fund,           25,186      297,570      16,023      170,170     9,163         313,432      179,104
 Gartmore House, 16-18
 Monument Street, London

Gartmore Enterprise Trust         41,944      495,950      26,705      283,010    15,239         522,387      298,507
 plc Charles Oakley House,
 125 West Regent Street,
 Glasgow

NC Lombard Street Nominees        33,565      396,760      21,364      226,590    12,201         417,909      238,805
 Limited, x30 account, PO
 Box 348, 42 Islington
 High Street, London N1 8XI

Grant Charles Haggith, 22a           294        3,640         196        1,820        98           3,889        2,222
 Abbots Road, Abbots
 Langley, Herts, WD5 OAZ

Nandraney Devi Haggith,              294        3,640         196        1,820        98           3,889        2,222
 22a Abbots Road, Abbots
 Langley, Herts, WD5 OAZ

Thomas Henry Postlewaite,            196        2,730         147          910        49           2,333        1,333
 Vinnicks Cottage, Pill
 Hill, Highclere, Newbury,
 Berkshire RG15 9SA

Noreen Josephine                     196        2,730         147          910        49           2,333        1,333
 Postlewaite, Vinnicks
 Cottage, Pill Hill,
 Highclere, Newbury,
 Berkshire RG15 9SA

David Charles Bays 15                539        6,370         343        3,640       196           6,418        3,668
 Woodhall Avenue, Pinner,
 Middlesex HA5 3DY

Patricia May Bays, 15                539        6,370         343        3,640       196           6,415        3,666
 Woodhall Avenue, Pinner,
 Middlesex HA5 3DY
----------------------------------------------------------------------------------------------------------------------
TOTALS                         2,248,169   26,572,000   1,430,800   15,179,710   817,369      28,000,000   16,000,000
----------------------------------------------------------------------------------------------------------------------

                                    PART II

                              MANAGEMENT VENDORS

                                                                                 OLOG
                                                                     NO OF      COMMON                    NO OF
                              TOTAL NO     NUMBER OF    NO OF C     DEFERRED   STOCK TO     NO OF C      DEFERRED      STOCK
                                OF C       DEFERRED    SHARES TO   SHARES TO      BE       SHARES TO      SHARES       TO BE
MANAGEMENT VENDORS NAMES &    SHARES TO    SHARES TO    BE SOLD     BE SOLD    ALLOTTED   BE SOLD AT    TO BE SOLD    ALLOTTED
 ADDRESSES                     BE SOLD      BE SOLD    AT STAGE 2  AT STAGE 2   FOR (4)     STAGE 4     AT STAGE 4    FOR (7)
          (1)                     (2)          (3)         (4)         (5)        (6)          (7)          (8)          (9)
Stephen William Palframan,      900,000      900,000     225,000     225,000     14,066      675,000      675,000      409,500
 Saillards, Underhill
 Lane, Ditchling, Hassocks
 BN6 8NA
Ian Blair McIntosh, 140         560,000      560,000     140,000     140,000      8,752      420,000      420,000      254,800
 Harestone Hill, Caterham,
 Surrey
Bristow Nominees Limited,    15,240,000   15,240,000           0           0          0   15,240,000   15,240,000    9,245,600
 Redhill Aerodrome,
 Redhill, Surrey RH1 5JZ
Christopher William             600,000      600,000     150,000     150,000      9,377      450,000      450,000      273,000
 Russell Fry, 6 Raglan
 Close, Reigate, Surrey
Keith H. R. Gaston-Parry,       500,000      500,000     125,000     125,000      7,814      375,000      375,000      227,500
 The Rod House, Horsham,
 Surrey
Michael John Norris,            500,000      500,000     125,000     125,000      7,814      375,000      375,000      227,500
 Fairford Lodge, 14
 Brightlands Road, Reigate
Michael Wyatt Bill, 6 Wray      500,000      500,000     125,000     125,000      7,814      375,000      375,000      227,500
 Lane, Reigate, Surrey
Dennis Russell, Luckwood,       200,000      200,000      50,000      50,000      3,125      150,000      150,000       91,000
 17 Woodside Road, Beare
 Green, Dorking
Allan Cyril Brown, 5            200,000      200,000      50,000      50,000      3,125      150,000      150,000       91,000
 Wolstonbury Close,
 Hurstpiepoint
Ian P. Scott, 81 Hawes          250,000      250,000      62,500      62,500      3,907      187,500      187,500      113,750
 Lane, West Wickham, Kent
Saifudeen Edu, 11               500,000      500,000     125,000     125,000      7,814      375,000      375,000      227,500
 Bourdillon Road, Ikoyi,
 Lagos, Nigeria
Michael Oni, Ebani House,        50,000       50,000      12,500      12,500        781       37,500       37,500       22,750
 62 Marina, Lagos, Nigeria
------------------------------------------------------------------------------------------------------------------------------
TOTALS:                      20,000,000   20,000,000   1,190,000   1,190,000     74,389   18,810,000   18,810,000   11,411,400
------------------------------------------------------------------------------------------------------------------------------

                                                                             CASH
                                       CASH                                CONSIDE-
                             NEW B    CONSIDE-                  NEW B       RATION
                             SHARES    RATION       STOCK       SHARES       FOR
                              TO BE     FOR       TO BE SOLD  TO BE SOLD   (12) AND
MANAGEMENT VENDORS NAMES &   ALLOTTED  (7) IN      TO OLOG     TO OLOG     (13) IN
 ADDRESSES                   FOR (7)  (POUNDS)    AT STAGE 5  AT STAGE 5   (POUNDS)
          (1)                 (10)      (11)         (12)      (13)         (14)
Stephen William Palframan,    22,050     7,177      409,500    22,050      431,575
 Saillards, Underhill
 Lane, Ditchling, Hassocks
 BN6 8NA
Ian Blair McIntosh, 140       13,720     4,466      254,800    13,720      268,538
 Harestone Hill, Caterham,
 Surrey
Bristow Nominees Limited,    497,840   162,041    9,245,600   497,840    9,743,959
 Redhill Aerodrome,
 Redhill, Surrey RH1 5JZ
Christopher William           14,700     4,785      273,000    14,700      287,720
 Russell Fry, 6 Raglan
 Close, Reigate, Surrey
Keith H. R. Gaston-Parry,     12,250     3,987      227,500    12,250      239,769
 The Rod House, Horsham,
 Surrey
Michael John Norris,          12,250     3,987      227,500    12,250      239,769
 Fairford Lodge, 14
 Brightlands Road, Reigate
Michael Wyatt Bill, 6 Wray    12,250     3,987      227,500    12,250      239,769
 Lane, Reigate, Surrey
Dennis Russell, Luckwood,      4,900     1,595       91,000     4,900       95,914
 17 Woodside Road, Beare
 Green, Dorking
Allan Cyril Brown, 5           4,900     1,595       91,000     4,900       95,914
 Wolstonbury Close,
 Hurstpiepoint
Ian P. Scott, 81 Hawes         6,125     1,994      113,750     6,125      119,884
 Lane, West Wickham, Kent
Saifudeen Edu, 11             12,250     3,987      227,500    12,250      239,769
 Bourdillon Road, Ikoyi,
 Lagos, Nigeria
Michael Oni, Ebani House,      1,225       399       22,750     1,225       23,981
 62 Marina, Lagos, Nigeria
----------------------------------------------------------------------------------
TOTALS:                      614,460   200,000   11,411,400   614,460   12,026,558
----------------------------------------------------------------------------------

                                   PART III

                             LOAN STOCK VENDOR(S)

                                                 PRINCIPAL AMOUNT
        LOAN STOCK VENDORS                     OF LOAN STOCK TO BE
        NAME AND ADDRESSES                  SOLD AT STAGE 5 IN (POUND)
               (1)                                     (2)


Nippon Enterprise Development Corp, JBP              290,802
 Oval 3f, 52-2, 5-Chome, Jingumae,
 Shibuya-Ku, Tokyo 150, Japan

Commercial Union Life Assurance Co.                  218,101
 Ltd, St. Helen's, 1 Undershaft, London
 EC3P 3DQ

Commercial Union Nominees Limited A/C                218,101
 PF, St. Helens, 1 Undershaft, London
 EC3P 3DQ

Aberdeen City Council Superannuation                 145,401
 Fund, Woodhill House, Westburn Road,
 Aberdeen, AB9 2LU

County NatWest Ventures Investments                1,599,408
 Limited, 135 Bishopsgate, London EC2M
 3UR

English & Scottish Investors PLC,                  1,163,206
 Gartmore House, 16-18 Monument Street,
 London EC3R 8AJ

NC Lombard Street Nominees Limited X 30              290,802
 Account,  Regent's House, PO Box 348,
 42 Islington High Street, London N1 8XI

Morgan Nominees (Guernsey) Limited,                  654,294
 Morgan Grenfell House, Lefevre Street,
 St. Peter Port, Guernsey, Channel
 Islands

Lloyds Bank Nominees Limited, 48                     436,202
 Chiswell Street, London EC1V 4XX
--------------------------------------------------------------------------------
TOTALS:                                            5,016,317
--------------------------------------------------------------------------------

                                  SCHEDULE 2

                                   STAGE ONE
1.1  At Stage One:

     1.1.1 CIS, the MGDC Vendors and the Management Vendors shall procure that the C directors of the Company give their consent in the form of the BHGL C Directors Consent as well as the passing of the BHGL Resolution by all relevant persons;

     1.1.2 CIS, the MGDC Vendors and the Management Vendors shall procure the holding of a board meeting of the Company at which the board of directors of the Company shall approve the conversion pro rata of
            18.518 per cent. of the A Shares and 18.518 per cent. B Shares into Dollar Deferred Shares pursuant to the Ratchet.

     1.1.3 the Loan Stock Vendors and CIS shall procure the passing of the Loan Stock Resolution by all relevant persons;

     1.1.4 Caledonia shall deliver or cause to be delivered a copy of the minutes of a duly held meeting of the board of directors of Caledonia or a duly appointed and convened committee of the board of directors of Caledonia evidencing the authority of the persons executing this Agreement on behalf of Caledonia and approving the transfers contemplated by it or other appropriate evidence of due authorisation;

     1.1.5 OLOG shall deliver or cause to be delivered a copy of the minutes of a duly held meeting of the board of directors of OLOG evidencing the authority of the persons executing this Agreement on behalf of OLOG and approving the transfers contemplated by it or other appropriate evidence of due authorisation;

     1.1.6 CIS shall deliver or cause to be delivered a copy of the minutes of a duly held meeting of the board of directors of CIS evidencing the authority of the persons executing this Agreement on behalf of CIS and approving the transfers contemplated by it or other appropriate evidence of due authorisation;

     1.1.7 OLII shall deliver or cause to be delivered a copy of the minutes of a duly held meeting of the board of directors of OLII evidencing the authority of the persons executing this Agreement on behalf of OLII and approving the transfers contemplated by it or other appropriate evidence of due authorisation;

     1.1.8 each of the MGDC Vendors shall deliver or cause to be delivered evidence of the authority of the persons executing this Agreement on behalf of such MGDC Vendor and approving the transfers contemplated by it;

     1.1.9 each of the Loan Stock Vendors shall deliver or cause to be delivered a copy of the minutes of a duly held meeting of the board of directors of such Loan Stock Vendor evidencing the authority of the persons executing this Agreement on behalf of such Loan Stock Vendor and approving the transfers contemplated by it or other appropriate evidence of due authorisation;

    1.1.10 Bristow Nominees Limited shall deliver or cause to be delivered a copy of the minutes of a duly held meeting of the board of directors of Bristow Nominees Limited evidencing the authority of the persons executing the Agreement on behalf of Bristow Nominees Limited and approving the transfers contemplated by it or other appropriate evidence of due authorisation.

                                  SCHEDULE 3

                                   STAGE TWO

1.   STAGE TWO

1.1  At Stage Two:-

     1.1.1 CIS as the beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and OLOG shall purchase, 41,056,696 B Shares, 50,387,764 Deferred Shares and 9,331,068 Dollar Deferred Shares;

     1.1.2 CIS as the beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and OLOG shall purchase 24,109,971 B Shares, 29,589,510 Deferred Shares and 5,479,539 Dollar Deferred Shares; and

     1.1.3 Each of the Individual Managers as the beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and OLOG shall purchase, those C Shares set opposite that Individual Manager's name in column (4) of Part II of Schedule 1 and those Deferred Shares set opposite that Individual Manager's name in column (5) of Part II of
            Schedule 1.

2.   CONSIDERATION

2.1 The consideration for the sale of the 41,056,696 B Shares pursuant to paragraph 1.1.1 shall be the payment to CIS of (Pounds)24,547,786 in cash.

2.2 The consideration for the sale of the 50,387,764 Deferred Shares and the 9,331,068 Dollar Deferred Shares pursuant to paragraph 1.1.1 shall be the payment to CIS of (Pounds)0.02.

2.3 The consideration for the sale of the 24,109,971 B Shares pursuant to paragraph 1.1.2 shall subject as provided in paragraph 2.9 be the allotment to CIS of 1,300,000 shares of OLOG Common Stock and $7.5 million in principal amount of OLOG Loan Stock.

2.4 The consideration for the sale of the 29,589,510 Deferred Shares and the 5,479,539 Dollar Deferred Shares pursuant to paragraph 1.1.2 shall be the payment to CIS of (Pounds)0.02.

2.5 The consideration for the sale of the 1,190,000 C Shares pursuant to paragraph 1.1.3 shall be the issue to the Individual Managers of a total of 74,389 shares of OLOG Common Stock. Fractions of OLOG Common Stock will not be issued as part of the consideration hereunder.

2.6 The consideration for the sale of the 1,190,000 Deferred Shares pursuant to paragraph 1.1.3 shall be the payment to each Individual Manager of (Pounds)0.01.

2.7 The consideration referred to in paragraphs 2.1-2.6 shall be saisfied at completion of Stage Two in accordance with the provisions of paragraph 3 of this Schedule.

2.8 The OLOG Common Stock to be allotted to CIS pursuant to paragraph 2.3 and to the Individual Managers pursuant to paragraph 2.5 shall be issued fully paid and shall rank pari passu with existing OLOG Common Stock in issue on the Completion Date.

2.9 In the event that the average of the aggregate closing bid prices quoted for one share of OLOG Common Stock on NASDAQ at the close of business on the 20 business days immediately preceding the Completion Date falls below US$12.50 there shall be allotted to Caledonia pursuant to Clause 2.3 US$16.25 million of OLOG Common Stock valued with reference to such average price.

3.   COMPLETION OF STAGE TWO

3.1 Completion of Stage Two shall take place at the offices of Herbert Smith immediately following the completion of Stage One.

3.2  At completion of Stage Two:

     3.2.1 CIS shall deliver or cause to be delivered to OLOG share warrants in respect of 65,166,667 B Shares and 14,810,607 Dollar Deferred Shares, a duly executed transfer in favour of OLOG in respect of 79,977,274 Deferred Shares and the relative share certificate for the Deferred Shares and CIS shall execute a certificate confirming the date of issue of the OLOG Loan Stock;

     3.2.2 each Individual Manager shall deliver or cause to be delivered to OLOG share warrants or a duly executed transfer in favour of OLOG in respect of those C Shares set opposite its name in column (4) of
            Part II of Schedule 1, a duly executed transfer in favour of OLOG in respect of these Deferred Shares set opposite its name in column (5) of Part II of Schedule 1 and the relative share certificates for the Deferred Shares and registered C Shares;

     3.2.3  OLOG shall:

            (A) pay to Caledonia's Account by telegraphic transfer the sum of (Pounds)24,547,786;

            (B) issue to CIS 1,300,000 shares of OLOG Common Stock or, where paragraph 2.9 applies, US$16.25 million of OLOG Common Stock;

            (C)  issue to CIS $7.5 million in principal amount of OLOG Loan
                 Stock;

            (D) issue to the Individual Managers 74,389 shares of OLOG Common Stock apportioned between the Individual Managers as set out in column (6) of Part II of Schedule 1;

            (E) enter the name of CIS in the register of members of OLOG as the holder of the OLOG Common Stock issued to CIS pursuant to this Schedule and issue CIS with a certificate in respect of such OLOG Common Stock;

            (F) enter the name of CIS in the register of loan stock holders of OLOG as the holder of the OLOG Loan Stock issued to CIS pursuant to this Schedule and issue CIS with a certificate in respect of such OLOG

                 Loan Stock and execute a certificate confirming the date of issue of the OLOG Loan Stock;

            (G) enter the names of each Individual Manager in the register of members of OLOG as the holder of the OLOG Common Stock issued to that Individual Manager pursuant to this Schedule and issue such Individual Manager with a certificate in respect of such OLOG Common Stock;

            (H) pay to CIS (Pounds)0.04 in satisfaction of the consideration payable to CIS for the Deferred Shares and the Dollar Deferred Shares pursuant to this Schedule 3; and

            (I) pay to the Individual Managers (Pounds)0.01 each in satisfaction for the consideration payable to the Individual Managers for the Deferred Shares pursuant to this Schedule 3.

                                  SCHEDULE 4

                                  STAGE THREE

1.   AT STAGE THREE:-

1.1  OLOG shall:-

     1.1.1 procure that a board meeting of Bristow is held to deal with the matters set out in the Bristow Board Minutes;

     1.1.2 procure the passing of the Bristow Resolution by the requisite majority at a duly convened meeting of the shareholders of Bristow; and

     1.1.3 procure that two directors of Bristow shall execute the Stock Instrument pursuant to the authority referred to in paragraph 1.1.1;

1.2  OLOG shall:-

     1.2.1 subscribe for 199,998 New C Shares in consideration for the transfer to Bristow by OLOG of 200,000 C Shares including payment for its subscriber shares in Bristow (which shall have been redesignated as New C Shares pursuant to the passing of the Bristow Resolution);

     1.2.2  transfer to Bristow 200,000 Deferred Shares;

     1.2.3 deliver to Bristow share warrants in respect of 200,000 C Shares together with a duly executed transfer in favour of Bristow of 200,000 Deferred Shares together with the relative share certificate therefor;

     1.2.4 irrevocably undertake (subject to the fulfilment by Bristow of its obligations in paragraph 1.3 below) to sell the 200,000 New C Shares to Mr. Ugland for the consideration and otherwise on the terms set out in Schedule 6; and

1.3  Bristow shall:-

     1.3.1 issue and allot to OLOG 199,998 New C Shares and credit as fully paid the remaining two New C Shares;

     1.3.2 enter the name of OLOG in the register of members of the Company as the holder of such New C Shares and issue a share certificate to OLOG in respect of such New C Shares; and

     1.3.3 pay (Pounds)0.01 to OLOG in consideration for the transfer of 200,000 Deferred Shares.

2. The New C Shares to be allotted to OLOG pursuant to paragraph 1.3 shall be issued fully paid.

                                  SCHEDULE 5

                                  STAGE FOUR
1.   STAGE FOUR

1.1  At Stage Four:

     1.1.1 each of the MGDC Vendors shall sell or procure to be sold with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and Bristow shall purchase, those A Shares set opposite that MGDC Vendor's name in column (6) of
            Part I of Schedule 1 together with those Deferred Shares set opposite that MGDC Vendor's name in column (8) of Part 1 of Schedule 1 and those Dollar Deferred Shares set opposite that MGDC Vendor's name in column (7) of Part 1 of Schedule 1;

     1.1.2 Bristow shall allot (Pounds)189,280 in principal amount of Stock and 10,192 New B Shares to OLOG; and

     1.1.3 each of the Management Vendors as beneficial owner shall sell or procure to be sold with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto and Bristow shall purchase, those C Shares set opposite that Management Vendor's name in column (7) of Part II of Schedule 1 together with those Deferred Shares set opposite that Management Vendor's name in column (8) of Part II of Schedule 1.

2.   CONSIDERATION

2.1 The consideration for the sale of the A Shares pursuant to paragraph 1.1.1 shall be the allotment to the MGDC Vendors of (Pounds)41,751,710 in principal amount of Stock and 2,248,169 New B Shares.

2.2 The consideration for the sale of the Deferred Shares and the Dollar Deferred Shares pursuant to paragraph 1.1.1 shall be the payment to each of the MGDC Vendors of (Pounds)0.02.

2.3 The consideration for the allotment of the Stock and the New B Shares to OLOG pursuant to paragraph 1.1.2 shall be the payment by OLOG to Bristow of (Pounds)200,000 in cash.

2.4 The consideration for the sale of the C Shares pursuant to paragraph 1.1.3 shall be the allotment to the Management Vendors of (Pounds)11,411,400 in principal amount of Stock and 614,460 New B Shares and the payment to the Management Vendors of (Pounds)200,000 in cash.

2.5  The consideration for the sale of the Deferred Shares pursuant to paragraph
     1.1.3 shall be the payment to each of the Management Vendors of (Pounds)0.01.

2.6 The consideration referred to in paragraphs 2.1-2.5 shall be satisfied at completion of Stage Four in accordance with the provisions of paragraph 3 of this Schedule.

2.7 The Stock and the New B Shares to be allotted to the MGDC Vendors and the Management Vendors pursuant to this paragraph 2 shall be issued fully paid.

3.   COMPLETION OF STAGE FOUR

3.1 Completion of Stage Four shall take place at the offices of Herbert Smith immediately following the completion of Stage Three.

3.2  At completion of Stage Four:

     3.2.1 each MGDC Vendor shall deliver or cause to be delivered to Bristow share warrants or a duly executed transfer in favour of Bristow in respect of those A Shares set opposite its name in column (6) of
            Part II of Schedule 1, a duly executed transfer in favour of Bristow in respect of those Deferred Shares set opposite its name in column
            (8) of Part 1 of Schedule 1, share warrants in respect of those Dollar Deferred Shares set opposite its name in column (7) of Part I of Schedule 1 and the relative share certificate for the Deferred Shares and the registered A Shares;

     3.2.2 OLOG shall pay to Bristow's Account by telegraphic transfer the sum of (Pounds)200,000;

     3.2.3 each Management Vendor shall deliver or cause to be delivered to Bristow, share warrants or a duly executed transfer in favour of Bristow in respect of those C Shares set opposite its name in column
            (7) of Part II of Schedule 1, a duly executed transfer in favour of Bristow in respect of those Deferred Shares set opposite its name in column (8) of Part II of Schedule 1 and the relative share certificate for the Deferred Shares and the registered C Shares;

     3.2.4  Bristow shall:

            (A) issue and allot to the MGDC Vendors (Pounds)41,751,710 in principal amount of Stock apportioned between the MGDC Vendors as set out in Column (9) of Part I of Schedule 1 and 2,248,169 New B Shares apportioned between the MGDC Vendors as set out in Column (10) of Part 1 of Schedule 1;

            (B) issue and allot to OLOG (Pounds)189,280 in principal amount of Stock and 10,192 New B Shares;

            (C) issue and allot to the Management Vendors (Pounds)11,411,400 in principal amount of Stock to be apportioned between the Management Vendors as set out in Column (9) of Part II of
                 Schedule 1 and 614,460 New B Shares to be apportioned between the Management Vendors as set out in column (10) of Part II of
                 Schedule 1;

            (D) pay to Dickson Minto's account by telegraphic transfer the sum of (Pounds)200,000 apportioned between the Management Vendors as set out in column (11) of Part II of Schedule 1;

            (E) enter the name of each MGDC Vendor in the register of loan stock holders of Bristow as the holder of the Stock set opposite its name in Column (9) of Part 1 of Schedule 1 and issue a certificate to such MGDC Vendor in respect of such Stock;

            (F) enter the name of each MGDC Vendor in the register of shareholders of Bristow as the holder of the New B Shares set opposite its name in Column (10) of Part 1 of Schedule 1 and issue a share certificate to such MGDC Vendor in respect of such Shares;

            (G) enter the name of OLOG in the register of loan stock holders of Bristow as the holder of (Pounds)189,280 in principal amount of Stock and issue a certificate to OLOG in respect of such Stock;

            (H) enter the name of OLOG in the register of shareholders of Bristow as the holder of 10,192 New B Shares and issue a share certificate to OLOG in respect of such Shares;

            (I) enter the name of each Management Vendor in the register of loan stock holders of Bristow as the holder of the Stock set opposite its name in column (9) of Part II of Schedule II and issue a certificate to such Management Vendor in respect of such Stock;

            (J) enter the name of each Management Vendor in the register of shareholders of Bristow as the holder of the New B Shares set opposite its name in Column (10) of Part II of Schedule I and issue a share certificate to such Management Vendor in respect of such Shares; and

            (K) pay to each of the MGDC Vendors (Pounds)0.02 in satisfaction of the consideration payable for the Deferred Shares and the New Deferred Shares pursuant to this Schedule 5; and

            (L) pay to each of the Management Vendors (Pounds)0.01 in satisfaction of the consideration payable for the Deferred Shares pursuant to this Schedule 5.

                                  SCHEDULE 6

                                  STAGE FIVE

1.   STAGE FIVE

1.1  At Stage Five:

     1.1.1 OLOG as the beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and Mr. Ugland shall purchase, 200,000 New C Shares;

     1.1.2 each of the MGDC Vendors as beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and OLII shall purchase, that Stock set opposite that MGDC Vendor's name in column (11) of
            Part I of Schedule 1 and those New B Shares set opposite that MGDC Vendor's name in column (12) of Part 1 of Schedule 1;

     1.1.3 each of the MGDC Vendors as beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and OLOG shall purchase that Stock set opposite that MGDC Vendor's name in column (13) of Part 1 of Schedule 1 and those New B Shares set opposite that MGDC Vendor's name in column (14) of Part 1 of Schedule 1;

     1.1.4 each of the Management Vendors as beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and OLOG shall purchase, that Stock set opposite that Management Vendor's name in column (12) of Part II of Schedule 1 and those New B Shares set opposite that Management Vendors name in column (13) of Part II of
            Schedule 1; and

     1.1.5 each of the Loan Stock Vendors as beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future and including payment of any dividend due but unpaid thereon) attaching thereto and OLOG shall purchase the principal amount of BHGL Loan Stock set opposite that Loan Stock Vendor's name in column (2) of Part III of Schedule 1 and shall pay any interest accrued due thereon to such Loan Stock Vendor.

2.   CONSIDERATION

2.1 The consideration for the sale of the 200,000 New C Shares pursuant to paragraph 1.1.1 shall be the payment by Mr. Ugland to OLOG of (Pounds)200,000 in cash.

2.2 The consideration for the sale of the Stock and New B Shares pursuant to paragraph 1.1.2 shall be the payment by OLII to the MGDC Vendors of (Pounds)28,000,000 in cash.

2.3 The consideration for the sale of the Stock and New B Shares pursuant to paragraph 1.1.3 shall be the payment by OLOG to the MGDC Vendors of (Pounds)16,000,000 in cash.

2.4 The consideration for the sale of the Stock and New B Shares pursuant to paragraph 1.1.4 shall be the payment by OLOG to the Management Vendors of (Pounds)12,026,558 in cash.

2.5  The consideration for the sale of the BHGL Loan Stock pursuant to paragraph
     1.1.5 shall be the payment by OLOG to the Loan Stock Vendors of (Pounds)5,016,317 in cash plus (Pounds)443,190.24 of interest accrued due thereon.

2.6 The consideration referred to in paragraphs 2.1-2.5 above shall be paid at completion of Stage Five in accordance with the provisions of paragraph 3 of this Schedule.

3.   COMPLETION OF STAGE FIVE

3.1 Completion of Stage Five shall take place at the offices of Herbert Smith immediately following the completion of Stage Four.

3.2  At completion of Stage Five:

     3.2.1 OLOG shall deliver or cause to be delivered to Mr. Ugland a duly executed transfer in respect of 200,000 New C Shares in favour of Mr. Ugland together with the relative share certificate therefor;

    3.2.2 each of the MGDC Vendors shall deliver or cause to be delivered to OLII duly executed transfers in favour of OLII or such person as OLII may nominate in respect of that Stock set opposite its name in column
           (11) of Part I of Schedule 1 and those New B Shares set opposite its name in column (12) of Part 1 of Schedule 1 together with the relative certificates therefor;

    3.2.3 each of the MGDC Vendors shall deliver or cause to be delivered to OLOG duly executed transfers in favour of OLOG or such person as OLOG may nominate in respect of that Stock set opposite its name in column
           (13) of Part 1 of Schedule 1 and those New B Shares set opposite its name in column (14) of Part 1 of Schedule 1 together with the relative certificates therefor;

    3.2.4 each of the Management Vendors shall deliver or cause to be delivered to OLOG a duly executed transfer in favour of OLOG or such person as OLOG may nominate in respect of that Stock set opposite its name in column (12) of Part II of Schedule 1 and those New B Shares set opposite its name in column (13) of Part II of Schedule 1 together with the relative certificates therefor;

    3.2.5 each of the Loan Stock Vendors shall deliver or cause to be delivered to OLOG a duly executed transfer in favour of OLOG or such persons as OLOG may nominate in respect of that BHGL Loan Stock set opposite its name in column (2) of Part III of Schedule 1 together with the relative certificate therefor;

    3.2.6 Mr. Ugland shall pay to OLOG's Account by telegraphic transfer the sum of (Pounds)200,000;

    3.2.7 OLII shall pay to Dickson Minto's Account on behalf of the MGDC Vendors by telegraphic transfer the sum of (Pounds)28,000,000 to be apportioned between the MGDC Vendors as set out in column (15) of
           Part 1 of Schedule 1; and

    3.2.8  OLOG shall pay to Dickson Minto's Account:

           (A) on behalf of the MGDC Vendors by telegraphic transfer the sum of (Pounds)16,000,000 to be apportioned between the MGDC Vendors as set out in column (16) of Part I of Schedule 1;

           (B) on behalf of the Management Vendors by telegraphic transfer the sum of (Pounds)12,026,558 to be apportioned between the Management Vendors as set out in Column (14) of Part II of
                Schedule 1; and

           (C) on behalf of the Loan Stock Vendors by telegraphic transfer the sum of (Pounds)5,016,317 plus (Pounds)443,190.24 of accrued interest to be apportioned between the Loan Stock Vendors pro rata to their holdings of Loan Stock as set out in column (2) of
                Part III of Schedule 1.

    3.2.9  Bristow shall:

           (A) enter the name of OLII in the register of Bristow Stock holders as the holder of 26,572,000 in principal amount of Stock and issue to OLII a Stock certificate therefor; and

           (B) enter the name of OLOG in the register of Bristow Stock holders as the holder of 26,591,110 in principal amount of Stock and issue to OLOG a Stock certificate therefor.

3.3 The receipt of Dickson Minto for the consideration monies referred to in paragraphs 3.2.7 and 3.2.8 above shall be a sufficient discharge to OLOG and OLII who shall not be concerned to see that any moneys are in fact applied in paying the Management Vendors, the MGDC Vendors, the Loan Stock Vendors or any of them in accordance with their respective entitlements.

4.   POST COMPLETION OF STAGE FIVE

4.1  As soon as practicable after completion of Stage Five, Bristow shall:

     4.1.1 subject to the transfer thereof being duly stamped, enter the name of Mr Ugland in the register of members of Bristow as the holder of 200,000 New C Shares and issue to Mr Ugland a share certificate therefor;

     4.1.2 subject to the transfer thereof being duly stamped, enter the name of OLII in the register of members of Bristow as the holder of 1,430,800 New B Shares and issue to OLII a share certificate therefor;

     4.1.3 subject to the transfer thereof being duly stamped, enter the name of OLOG in the register of members of Bristow as the holder of 1,431,829 New B Shares and issue to OLOG a share certificate therefor;

     4.1.4 subject to the transfer thereof being duly stamped if required, to procure the entry of OLOG in the register of BHGL Loan Stock holders as the holder of the BHGL Loan Stock and procure the issue to OLOG of a BHGL Loan Stock certificate therefor.

                                  SCHEDULE 7

                                   STAGE SIX

1.   STAGE SIX

1.1  At Stage Six:

     1.1.1 CIS as the beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and Bristow shall purchase 8,166,666 B Shares, 10,022,726 Deferred Shares and 1,856,060 Dollar Deferred Shares; and

     1.1.2 OLOG as the beneficial owner shall sell with full title guarantee, free from Encumbrances and together with all rights (present and future) attaching thereto, and Bristow shall purchase 65,166,667 B Shares, 990,000 C Shares, 80,967,274 Deferred Shares and 14,810,607 Dollar Deferred Shares.

2.   CONSIDERATION

2.1  The consideration for the sale of 8,166,666 B Shares pursuant to paragraph
     1.1.1 shall be the allotment to CIS of 4,900,000 New A Shares.

2.2 The consideration for the sale of the 10,022,726 Deferred Shares and the 1,856,060 Dollar Deferred Shares pursuant to paragraph 1.1.1 shall be the payment to CIS of (Pounds)0.02.

2.3 The consideration for the sale of the 65,166,667 B Shares and the 990,000 C Shares pursuant to paragraph 1.1.2 shall be the allotment to OLOG of:-

     2.3.1  2,027,179 New B Shares; and

     2.3.2  (Pounds)37,647,610 in principal amount of Stock.

2.4 The consideration for the sale of the 80,967,274 Deferred Shares and the 14,810,607 Dollar Deferred Shares pursuant to paragraph 1.1.2 shall be the payment to OLOG of (Pounds)0.02.

2.5 The consideration referred to in paragraphs 2.1-2.4 shall be satisfied at Completion in accordance with the provisions of paragraph 3 of this Schedule.

2.6 The New A Shares to be allotted to CIS pursuant to paragraph 2.1, the New B Shares to be allotted to OLOG pursuant to paragraph 2.3.1 and the Stock to be allotted to OLOG pursuant to paragraph 2.3.2 shall be issued fully paid.

3.   COMPLETION OF STAGE SIX

3.1 Completion of Stage Six shall take place at the offices of Herbert Smith immediately following the Completion of Stage Five.

3.2  At completion of Stage Six:

     3.2.1 CIS shall deliver or cause to be delivered to Bristow, share warrants in respect of 8,166,666 B Shares and 1,856,060 Dollar Deferred Shares, a duly executed transfer in favour of Bristow in respect of 10,022,726 Deferred Shares and the relative share certificate for the Deferred Shares;

     3.2.2 OLOG shall deliver or cause to be delivered to Bristow, share warrants in respect of 65,166,667 B Shares and 14,810,607 Dollar Deferred Shares, share warrants or duly executed transfers in favour of Bristow in respect of 990,000 C Shares, a duly executed transfer in favour of Bristow in respect of 80,967,274 Deferred Shares and the relative share certificates for the Deferred Shares and the registered C Shares;

     3.2.3  Bristow shall:-

            (A)  issue and allot to CIS 4,900,000 New A Shares;

            (B)  issue and allot to OLOG 2,027,179 New B Shares;

            (C) issue and allot to OLOG (Pounds)37,647,610 in principal amount of Stock;

            (D) enter the name of CIS in the register of Members of Bristow as the holder of 4,900,000 New A Shares and issue a share certificate to CIS in respect of such Shares;

            (E) enter the name of OLOG in the register of Members of Bristow as the holder of 2,027,179 New B Shares and issue a share certificate to OLOG in respect of such Shares;

            (F) enter the name of OLOG in the register of Stock holders of Bristow as the holder of (Pounds)37,647,610 in principal amount of Stock and issue a certificate to OLOG in respect of such Stock; and

            (G) pay to CIS and OLOG (Pounds)0.02 each in satisfaction of the consideration payable for the Deferred Shares and the New Deferred Shares pursuant to this Schedule 6.

                                  SCHEDULE 8

                                  STAGE SEVEN

1.1 Stage Seven shall take place at the offices of Herbert Smith immediately following the completion of Stage Six.

1.2  At Stage Seven:

     1.2.1 there shall be delivered to Bristow by or on behalf of CIS, the MGDC Vendors and the Management Vendors the certificate of incorporation, common seals, all statutory and minute books (written up to date) and share certificates books of the Company;

     1.2.2 there shall be delivered to Herbert Smith by Dickson Minto, the Second Disclosure Letter;

     1.2.3 OLOG shall deliver to Caledonia the Letter of Undertaking in the agreed form annexed hereto marked 'F';

     1.2.4 Bristow shall enter into the Debenture with the other parties thereto;

     1.2.5 Bristow shall enter into the Guarantee with the other parties thereto;

     1.2.6 Bristow, Caledonia, CIS, OLOG and OLII shall enter into the Parent Guarantee;

     1.2.7 OLOG and CIS shall enter into the Caledonia Registration Rights Agreement;

     1.2.8 OLOG shall enter into the Registration Rights Agreement with the other parties thereto;

     1.2.9 Bristow, OLOG, OLII, Caledonia and CIS shall enter into the Subordination Agreement with National Westminster Bank Plc;

     1.2.10  OLOG and Caledonia shall enter into the Supplemental Letter
             Agreement;

     1.2.11 CIS, the MGDC Vendors and the Management Vendors shall procure that a board meeting of the Company is held at which:-

             (A) if requested by Caledonia and/or OLOG, Caledonia and/or OLOG shall each be entitled to appoint one director to the Company with effect from close of business on the Completion Date; and

             (B) the Company shall declare a dividend in favour of Bristow of (Pounds)199,452 (net of ACT) (being an amount equal to the first instalment of the Management Fee payable to CIS under the Shareholders Agreement) and shall instruct the Company Secretary to pay such dividend to Bristow's Account on the same day; and

     1.2.12 Bristow shall pay a dividend of (Pounds)199,452 (net of ACT) to Caledonia's Account in satisfaction of the first instalment of the Management Fee payable to CIS under the Shareholders Agreement.

                                  SCHEDULE 9

                                    PART I

                      MANAGEMENT VENDORS WARRANTIES

1.   ACCOUNTS

1.1  GENERAL

     The Accounts:

     1.1.1 have been prepared in accordance with all applicable Statements of Standard Accounting Practice, Financial Reporting Standards and Abstracts of the Urgent Issues Task Force and in all material respects in accordance with generally accepted accounting practice commonly adopted by companies carrying on businesses similar to those carried on by the Company and the Subsidiaries;

     1.1.2 show a true and fair view of the state of affairs of the Company and the Subsidiaries as at the Accounts Date and of its profits or losses for the financial year ended on that date;

     1.1.3  comply with the requirements of the Companies Act; and

     1.1.4 are prepared on consistent bases and policies of accounting which, since the Accounts Date, have continued to be adopted by the Company and the Subsidiaries without alteration.

1.2  POSITION SINCE ACCOUNTS DATE

     Since the Accounts Date:

     1.2.1 apart from the dividends provided for in the Accounts, no dividend or other distribution (as defined for the purposes of section 209 or 210 of the Taxes Act) has been declared, paid or made by the Company;

     1.2.2 the business of the Company and the Subsidiaries has been carried on in the ordinary course and so as to maintain it as a going concern;

     1.2.3 the Company and the Subsidiaries has not entered into any transaction which has given rise or shall give rise to a liability to taxation on the Company and the Subsidiaries (or would have done so or would or would be reasonably likely to do so but for the availability of any relief, allowance, deduction or credit) other than corporation tax on income of the Group arising from transactions entered into in the ordinary course of business.

1.3  MANAGEMENT ACCOUNTS

     1.3.1 The Management Accounts have been prepared on bases and using policies of accounting consistent with those used by the Company and the Subsidiaries in the preparation of the Accounts and have otherwise generally been prepared in all material respects in accordance with generally accepted accounting policies and practices commonly adopted by companies carrying on businesses similar to those carried on by the Company and the Subsidiaries.

      1.3.2 Since the Management Accounts Date there has been no material adverse change in the financial or trading position of the Group .

2.   ASSETS

2.1  TITLE TO ASSETS

     The assets included in the Accounts or acquired by the Company and the Subsidiaries since the Accounts Date (other than assets disposed of since that date in the ordinary course of business and other than any asset with a cost price of less than (Pounds)250,000) are the absolute property of the Company and the Subsidiaries free from any mortgage, charge, lien, bill of sale or other encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement and all such assets are in the possession or under the control of the Company and the Subsidiaries.

2.2  CONDITION OF AIRCRAFT

     A Schedule indicating which of those helicopters and fixed wing aircraft owned or used by the Group are operational, in storage or under maintenance is annexed to the Disclosure Letter, and such Schedule is true and accurate in all material respects.

2.3  CONTROL OF RECORDS AND INFORMATION

     All records and information belonging to the Company and the Subsidiaries (whether or not held in written form) which are required by the Company and the Subsidiaries for the conduct of its business in the ordinary course are in its exclusive possession, under its direct control and subject to unrestricted access by it.

2.4  ACQUISITION AT ARM'S LENGTH

     The Group has not within the period of twenty-four months ending on the date hereof, acquired any asset with a cost price of (Pounds)250,000 or more on terms which were not by way of bargain at arm's-length.

3.   PROPERTIES

     The Group has not at any time had vested in it (whether as an original tenant or undertenant or as an assignee, transferee or otherwise) any leasehold property in England (other than the Properties) which represents or is likely to represent a liability to the Group (whether in the form of rent, service charge, maintenance, obligations under covenants or otherwise) of (Pounds)250,000 or more.

4.   COMMERCIAL ARRANGEMENTS AND CONDUCT

4.1  MATERIAL CONTRACTS

     There is not outstanding:

     4.1.1 any contract of guarantee, indemnity or suretyship or any contract to secure any obligation of any person under which the Group has a contingent liability exceeding (Pounds)1,000,000;

     4.1.2 any agreement or arrangement between the Group and a major distributor or supplier of the Group outside the ordinary course of business of the Group; 4.1.3 any joint venture, shareholders consortium or partnership agreement or similar arrangement to which the Group is a party;

     4.1.4 any sale or purchase option or similar agreement or arrangement affecting any assets owned or to be owned by the Group with a cost price of more than (Pounds)250,000;

     4.1.5 any liability, obligation or commitment of any kind (other than those listed in 4.1.1 to 4.1.4 above) on the part of the Group (including a capital commitment) which has not been incurred in the ordinary course of business of the Group.

     For the purposes of this Warranty 4.1 the ordinary course of business of the Group comprises the following activities:-

     (A) the provision of helicopter transportation services to the oil and gas industry;

     (B)  helicopter operating, technical and maintenance services;

     (C)  helicopter search and rescue services;

     (D)  fixed wing aircraft operating services; and

     (E)  helicopter or fixed wing aircraft training services.

4.2  EFFECT OF AGREEMENT ON OTHER AGREEMENTS

     There is no material agreement or arrangement between the Group and any other person which shall or is likely to be terminated as a result of this Agreement (or Completion) or which shall be affected materially by it.

4.3  COMMERCIAL POSITION

     There is no substantial customer or supplier of the Group who has notified the Group that it has ceased or intends to cease purchasing from or supplying to it.

5.   LITIGATION, DEFAULTS AND INSURANCE

5.1  LEGAL PROCEEDINGS

     Apart from normal debt collection, the Group is not engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against the Group, any of its assets or any of its directors or in respect of which the Group is liable to indemnify any party concerned in each case where its potential liability exceeds (Pounds)250,000.

5.2  OFFICIAL INVESTIGATIONS

     The Group has not been notified of any governmental or official investigation or inquiry concerning the Group which is in progress or threatened.

5.3  CLAIMS

     No claim exceeding (Pounds)250,000 under any policy of insurance taken out in connection with the business or assets of the Group is outstanding and no such claim is pending.

6.   CORPORATE ORGANISATION AND BUSINESS

6.1  MEMORANDUM AND ARTICLES

     The Company has at all times complied with all the provisions of its memorandum and articles of association and, in particular, has not entered into any ultra vires transaction.

6.2  LICENCES PERMISSIONS OR CONSENTS

     All licences, permissions and consents the absence of which would have a material adverse effect on the business of the Group have been obtained by it and are in full force and effect and there are no circumstances indicating that any of those licences, permissions or consents is likely to be revoked or not renewed in the ordinary course.

6.3  OTHER ASPECTS OF CARRYING ON BUSINESS

     The Group has complied in all material respects with all those legal requirements applicable to its business where failure to so comply would have a material adverse effect on the business of the Group, whether in the United Kingdom or in any other country.

6.4  ENVIRONMENT

     The Group has not since 31st December 1994 received any notice or intimation alleging any breach of Environmental Law with a potential liability to the Group of more than (Pounds)300,000.

6.5  EXISTENCE OF SUBSIDIARIES

     The Company does not have any subsidiary other than the Subsidiaries.

6.6  PARTICULARS OF SUBSIDIARIES

     The particulars of the Subsidiaries and the Associated Companies set out in
     Part II and Part III of Schedule 9 are correct and the share capital of each of the Subsidiaries and the Associated Companies is beneficially owned as shown there, free from all charges, liens, encumbrances and claims.

6.7  INTERESTS IN SHARES

     Other than the shareholdings of the Company in the Subsidiaries and the Associated Companies, the Company has no interest in the share capital or other securities of any other body corporate.

7.   EMPLOYEES

7.1 The names, addresses, age and date of commencement of employment of those persons employed by the Company and the Subsidiaries in the United Kingdom and Guernsey are set out in the Disclosure Letter and such information is true and accurate in all material respects.

7.2 True and accurate details of the respective salaries, ages, length of service, notice periods, terms and conditions of employment, share incentive schemes, share option schemes, profit-share or bonus schemes and entitlements under these schemes relating to persons employed by the Company and the Subsidiaries with an annual salary (including bonuses) of (Pounds)50,000 or more (or the foreign currency equivalent) have been disclosed to OLOG in the Disclosure Letter.

7.3 The Company and each of the Subsidiaries has in relation to each of its employees and to each of its former employees discharged in all material respects its obligations to pay all salaries, wages, commissions, bonuses, overtime pay, holiday pay, sick pay, accrued entitlement under incentive schemes, PAYE and national insurance contributions and other benefits of or connected with employment up to the date of this Agreement.

8.   PENSIONS

8.1 No agreement or arrangement (other than those pension schemes disclosed in the First Disclosure Letter ("DISCLOSED SCHEMES")) exists for the provision by the Company and the Subsidiaries of any relevant benefits (as defined in section 612 (1) of the Taxes Act with the omission of the exception in that definition) for any person employed or formerly employed by the Company and the Subsidiaries or for any dependant of any such person.

8.2 The Company and each of the Subsidiaries has no obligation (whether actual or contingent present or future) to contribute to any personal pension scheme (as defined in section 630 of the Taxes Act) in respect of any person employed or formerly employed by the Company and the Subsidiaries.

8.3 The Company and each of the Subsidiaries which has or has had employees participating in the Disclosed Schemes or any of them has duly complied in all material respects with its obligations under the Disclosed Schemes and all amounts due to be paid to the Disclosed Schemes from the Company and such Subsidiaries and their employees have been paid.

8.4 Since the date of the most recent actuarial valuation or funding review of the Disclosed Schemes (true and accurate details of which are set out in the Disclosure Letter), contributions made to the Disclosed Schemes have been at a rate or rates not lower than that or those recommended in the actuarial valuation or funding review (as appropriate).

9.   MISCELLANEOUS

9.1  INSOLVENCY

     9.1.1 No order has been made and no resolution has been passed for the winding up of, or a provisional liquidator to be appointed in respect of, the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company;

     9.1.2 no administration order has been made and no petition for such an order has been presented in respect of the Company;

     9.1.3 no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company;

     9.1.4 the Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 and the Company has not stopped paying its debts as they fall due;

     9.1.5 no voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company;

     9.1.6 no unsatisfied judgment for an amount in excess of (Pounds)10,000 is outstanding against the Company; and

     9.1.7 no event analogous to any of the foregoing has occurred in relation to any other member of the Group in any jurisdiction.

                                    PART II

                          SPECIFIC VENDOR WARRANTIES

Each of the Vendors represents and warrants to OLOG and OLII in respect of itself only, as follows:-

1.   OWNERSHIP OF THE SHARES

     It is or will at Completion be the legal and beneficial owner of, or otherwise has full power and authority to transfer, legal and beneficial title to those Shares, Deferred Shares and Loan Stock set opposite its name in Schedule 1 free from Encumbrances.

2.   CAPACITY

2.1 It has the requisite power and authority to enter into and perform this Agreement and this Agreement constitutes and any document to be delivered by it at Completion will constitute valid and binding obligations on it in accordance with its terms.

2.2 It has not received notice from the Company of any exercise or claim or purporting to exercise or claim any lien over its shares and no call on its Shares, Deferred Shares or Loan Stock (as appropriate) is outstanding but all are fully paid up.

2.3 There will at Completion be no agreements or arrangements to which it is a party under which any member of the Group will have any continuing obligations or liabilities other than under any agreement or arrangement referred to in this Agreement or in the case of the Management Vendors under any service agreement or arrangement between such Management Vendor and any member of the Group.

                                   PART III

                                OLOG WARRANTIES

1.   OLOG REPRESENTS AND WARRANTS TO THE INDIVIDUAL MANAGERS THAT:

1.1 The Rights Agreement dated as of 29th February 1996 (the "Rights Agreement") between OLOG and Chemical Mellon Shareholder Services L.L.C. has been duly authorized, executed and delivered by OLOG; the Rights (as defined in the Rights Agreement) to be issued upon issuance of the OLOG Common Stock to be issued under this Agreement have been duly authorized and the Series A Junior Participating Preferred Stock to be issued upon exercise of the Rights has been duly authorized. Upon issuance of the OLOG Common Stock hereunder (including one Right for each Share of OLOG Common Stock), the Individual Managers will have all rights and powers and be subject to all other terms and conditions as are available and applicable to a Rights holder under the Rights Agreement and no further action on the part of OLOG is required to effect the foregoing.

1.2 All corporate action required to be taken for the authorization, issuance and sale of the OLOG Common Stock (including one Right for each share of OLOG Common Stock) pursuant to this Agreement has been validly and sufficiently taken. The shares of OLOG Common Stock and the Rights appertaining thereto have been duly authorized for issuance and sale to the Individual Managers pursuant to this Agreement and, when issued and delivered by OLOG herein pursuant to this Agreement against payment of the consideration set forth herein, such OLOG Common Stock and Rights will be validly issued and fully paid and nonassessable; and no holder thereof will be subject to personal liability solely by reason of being such a holder.

2. OLOG represents and warrants to CIS, the MGDC Vendors and the Management Vendors that it has the requisite power and authority to enter into and perform this Agreement and this Agreement constitutes and any document so delivered by it at Completion will constitute valid and binding obligations on it in accordance with its terms.

                                  SCHEDULE 10

                 LIMITATIONS ON LIABILITY UNDER THE WARRANTIES

1.   The Individual Managers shall have no liability in respect of a claim under
     Part I of Schedule 9 unless the amount that could in the absence of paragraphs 2, 3 and 4 hereof otherwise be recoverable from the Individual Managers in respect of that claim exceeds (Pounds)50,000.

2. The Individual Managers shall not have any liability in respect of a claim under Part I of Schedule 9 unless and until the amount that could in the absence of paragraphs 3 and 4 hereof otherwise be recoverable from the Individual Managers in respect of that claim, when aggregated with any other amount or amounts recoverable in respect of other claims under Part I of Schedule 9 (excluding any amounts in respect of a claim for which the Individual Managers have no liability because of paragraph 1), exceeds (Pounds)1,500,000 and in the event that the aggregated amounts exceed (Pounds)1,500,000 the Individual Mangers shall (subject to paragraphs 1, 3 and 4) be liable for the full amount of all claims under Part I of
     Schedule 9.

3. The liability of each of the Individual Managers in respect of any claim under Part 1 of Schedule 9 shall not exceed that proportion of such claim which the C Shares set opposite his name in Column (2) of Part II of
     Schedule 1 bears to the total Shares in issue immediately before Stage One.

4. The total liability of each of the Individual Managers in respect of all Claims is limited to 50 per cent of the amount of the Consideration received by him hereunder.

5. The total liability of each of the Vendors other than the Individual Managers in respect of all claims is limited to the amount of the Consideration received by it hereunder.

6.   No Individual Manager shall have any liability in respect of a claim under
     Part I of Schedule 9 (other than under the Tax Warranty) unless OLOG or OLII has given that Individual Manager written notice of the claim (stating in reasonable detail the nature of the claim and, if practicable, the amount claimed) on or before 30th April 1998.

7. No Individual Manager shall have any liability in respect of a claim under the Tax Warranty unless OLOG or OLII has given that Individual Manager written notice of the claim (stating in reasonable detail the nature of the claim and, if practicable, the amount claimed) on or before 30th April 2003.

8.   No Vendor shall have any liability in respect of a claim under Part II of
     Schedule 9 unless OLOG or OLII has given that Vendor written notice of the claim (stating in reasonable detail the nature of the claim and if practicable the amount claimed) on or before 30th April 2008.

9.   OLOG shall not have any liability in respect of a claim under Part III of
     Schedule 9 unless CIS, the MGDC or the Management Vendors has given OLOG written notice of the claim (stating in reasonable detail the nature of the claim and if practicable the amount claimed) on or before 30th April 2008.

10. A claim notified in accordance with paragraphs 6 and/or 7 and not satisfied, settled or withdrawn is unenforceable against any Individual Manager on the expiry of the period of six months starting on the day of notification of the claim, unless proceedings in respect of the claim have been issued and served on that Individual Manager.

11.  No Individual Manager shall have any liability in respect of a claim under
     Part I of Schedule 9 to the extent that the matter giving rise to the claim would not have arisen but for:

11.1 An event after the Completion Date caused by a member of the OLOG Group or a director, employee, agent or adviser of the OLOG group;

11.2 the passing of or a change in, after the date of this Agreement, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body, a change in any area of accounting principle or practice generally accepted in any jurisdiction or an increase in the tax rates or an imposition of tax, in each case not actually or prospectively in force at the date of this Agreement;

11.3 a change in accounting policy or practice of any member of the Group after the Completion Date;

11.4 to the extent that the matter giving rise to the claim arises wholly or partially from an event after the date of this Agreement but before Completion at the request or direction of a member of the OLOG Group or an authorised director, employee, agent or adviser of the OLOG Group;

11.5 to the extent that the matter giving rise to the claim was specifically taken into account in computing the amount of an allowance, provision or reserve in the Accounts or was specifically referred to in the Accounts or in the directors report attached to the Accounts;

11.6 to the extent that the matter giving rise to the claim is a tax liability of any Company or Subsidiary arising because the assets of any Company or Subsidiary are more than, or its liabilities are less than, were stated in the Accounts;

11.7 to the extent that the matter giving rise to the claim is a tax liability against which a relief arising on or before Completion and not shown as an asset in the Accounts is utilised; and

11.8 to the extent that any Company or Subsidiary obtains the benefit of a relief (other than a deferred relief) in an accounting period ending after the Accounts Date for an expenditure, reserve or provision which was specifically taken into account in the Accounts so as to reduce the net assets of a Company or Subsidiary but was not, in preparing the Accounts, treated as non-deductible or non-allowable for tax purposes so as to increase the provision for tax in the Accounts.

12. OLOG and OLII are not entitled to recover more than once in respect of any one matter giving rise to a claim.

13. If any member of the Group is entitled to recover from another person a sum which relates to a matter which has given, or might give, rise to a claim and any Individual Manager has first agreed (to OLOG and OLII's reasonable satisfaction) to indemnify Bristow against all costs which Bristow or any other member of the Group may incur in connection with the taking of the following action, then, at that Individual Manager's request, Bristow shall, and shall ensure that the Group will, take any action reasonably requested by that Individual Manager to enforce recovery against the other person and where prior to such recovery the Individual Managers (or some thereof) have made payment to OLOG and OLII in settlement of the claim under the Warranties, OLOG and OLII shall account to each Individual Manager for the lesser of:

13.1 the appropriate share of the sum recovered (including any interest paid by the other person), net of any reasonable costs incurred in making recovery (save where such costs have been met by any Individual Manager) having regard to paragraph 3 above; and

13.2 the amount paid by the Individual Manager in respect of such claim.

14. Nothing in this Schedule 10 restricts or limits any general obligation at law of OLOG and OLII to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a claim.

15. IF at any time after the date of this Agreement any of the Individual Managers wishes to insure against his liabilities in respect of claims, OLOG and OLII shall provide such information as it is able and which a prospective insurer may reasonably require for the purposes of effecting the insurance.

16. OLOG and OLII shall, and shall ensure that each member of the Group will preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a claim under the Warranties until the expiry of three years from the date of this Agreement.

17. In assessing any damages or other amounts recoverable for a claim there shall be taken into account any corresponding savings by, or net benefit to, the OLOG Group in connection with the facts or circumstances giving rise to such claim.

                                  SCHEDULE 11

                                    PART I

                            DETAILS OF THE COMPANY

Date of Incorporation:     29.8.91

Registered Number:         02641653
Registered Office:         Redhill Aerodrome
                           Redhill
                           Surrey RH1 5JZ

Authorised share capital:  (Pounds)10,000,000 and US$2,000 divided into
                           200,000,000 Deferred Shares, 90,000,000 A Shares,
                           90,000,000 B Shares and 20,000,000 C Shares.

Issued share capital:      (Pounds)10,000,000 and US$2,000

Directors:                 Peter Neville Buckley
                           Jonathan Harry Cartwright
                           Stephen William Palframan

Secretary:                 Ian Blair McIntosh

Auditors:                  KPMG

Bankers:                   National Westminster Bank plc

Outstanding Charges:

1. Debenture dated 7.11.91 with National Westminster Bank comprising fixed and floating charges over the undertaking and all property and assets present and future.

2. Shares charge dated 7.11.91 securing all monies due or to become due from the company to the chargee under the Credit Agreement, Caledonia Counter-Indemnity interest-rate protection letter, security document and Group Guarantee.

3. Amendment and Restatement Agreement dated 30.6.95 charging all shares and other securities issued by National Westminster Bank in order to secure actual and/or contingent obligations and liabilities under Group Guarantee, Credit Agreement, Working Capital Facility Letter and Security Documents to which Chargor is a party.

                                    PART II

                          DETAILS OF THE SUBSIDIARIES

Name:                          BRISTOW NOMINEES LIMITED

Date of Incorporation:         29.8.91

Registered Number:             02641652

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      (pounds)100 divided into 100 Ordinary Shares

Issued share capaital:         100 Ordinary Shares of (pounds)1 each

Registered shareholders:       Bristow Helicopter Group Limited (100)

Directors:                     Peter Neville Buckley
                               Stephen William Palframan
                               Ian Blair McIntosh

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Associations
Available Yes/No:              Yes

Outstanding Charges:           None

Name:                          BRISTOW STAFF PENSION SCHEME TRUSTEES LIMITED

Date of Incorporation:         20.12.91

Registered Number:             02663634

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      2 Ordinary Shares of (pounds)1 each

Issued share capital:          2 Ordinary Shares of (pounds)1 each

Registered shareholders:       Bristow Helicopter Group Limited (2)

Directors:                     Michael Wyatt Bill
                               Ian Blair McIntosh
                               Peter Neville Buckley

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           None

Name:                          BRISTOW CALEDONIAN HELICOPTERS LIMITED

Date of Incorporation:         5.3.92

Registered Number:             SC136989

Country of Incorporation:      Scotland

Registered Office:             Aberdeen Airport
                               Dyce
                               Aberdeen AB2 0ES

Authorised share capital:      100 Ordinary Shares of (pounds)1 each

Issued share capital:          100 Ordinary Shares of (pounds)1 each

Registered shareholders:       Bristow Helicopter Group Limited (100)

Directors:                     Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan
                               Anthony Jones

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           None

Name:                          UNITED HELICOPTERS LIMITED

Date of Incorporation:         22.7.55

Registered Number:             00552382

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      150 000 Ordinary Shares of (pounds)1 each

Issued share capital:          150 000 Shares of (pounds)1 each

Registered shareholders:       Bristow Helicopter Group Ltd. (150,000)

Directors:                     Christopher William Russell Fry
                               Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Assoication
Available:                     YES

Outstanding Charges:           (1) 7.11.91  Debenture
                               (2) 30.6.95  Amendment and Restatement Agreement

Name:                          BRITISH ISLAND AIRWAYS (GUERNSEY) LIMITED

Date of Incorporation:         27.5.82

Registered Number:             10852

Country of Incorporation:      Guernsey

Registered Office:             First Floor, National Westminster House,
                               Le Truchot,
                               St. Peter Port, Guernsey

Authorised share capital:      100 Ordinary Shares of (pounds)1 each

Issued share captial:          7 Ordinary Shares of (pounds)1 each

Registered shareholders:       Abacus Trustees (Guernsey) Limited (3)
                               Abacus Trustees (Jersey) Limited (1)
                               Abacus (Guernsey) Limited (1)
                               Abacus Secretaries (Guernsey) Limited (1)
                               Abacus Secretaries (Jersey) Limited (1)

Directors:                     David Richard Johnson
                               Julian Vaughan

Outstanding Charges:           None

Name:                          PERTH AIRPORT LIMITED

Date of Incorporation:         29.10.38

Registered Number:             00345684

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      17,500 Ordinary shares (pounds)1 each
                               100 Preference Shares of (pounds)1 each

Issued share capital:          17,500 Ordinary Shares of (pounds)1 each
                               100 Preference Shares of (pounds)1 each

Registered shareholders:       Bristow Helicopter Group Limited (17,500 Ordinary
                               Shares; 100 Preference Shares)

Directors:                     Michael Wyatt Bill
                               Michael John Norris
                               Stephen William Palframan
                               Dennis Russell
                               Richard Langton
                               Ian Blair McIntosh

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.
                               The Royal Bank of Scotland plc.

Articles of Association:       YES

Outstanding Charges:           (1) 7/11/91 - Debenture
                               (2) 30/6/95 - Amendment and Restatement Agreement

Name:                          BRISTOW AVIATION LIMITED

Date of Incorporation:         21.11.67

Registered Number:             00923298

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      18,720,000 Ordinary Shares of 10p each
                               100 Preference Shares of (pounds)1 each

Issued share capital:          18,720,000 Ordinary Shares of 10p each
                               100 Preference Shares of (pounds)1 each

Registered shareholders:       Bristow Helicopter Group Limited
                               (18,720,000 Ordinary Shares 100
                               Preference Shares)

Directros:                     Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           (1) 7/11/91 - Debenture
                               (2) 30/6/95 - Amendment and Restatement Agreement

Name:                          CALEDONIAN HELICOPTERS LIMITED

Date of Incorporation:         21.7.70

Registered Number:             00985151

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      6,000,000 Ordinary Shares of (pounds)1 each

Issued share capital:          6,000,000 Ordinary Shares of (pounds)1 each

Registered shareholders:       United Helicopters Limited (6,000,000)

Directors:                     Christopher William Russell Fry
                               Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan
                               Anthony Jones

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Articles of Association
Available:                     YES

Outstanding Charges:           (1) 7/11/91 - Debenture
                               (2) 8/11/91 - Legal Charge
                               (3) 30/6/95 - Amendment and Restatement Agreement

Name:                          BRISTOW HELICOPTERS (INTERNATIONAL) LIMITED

Date of Incorporation:         12.5.58

Registered Number:             00604403

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Surrey RH1 5JZ

Authorised share capital:      250 Ordinary Shares at (pounds)1 each at
                               (pounds)1 each
                               750 Preference Shares at (pounds)1 each

Issued share capital:          250 Ordinary Shares at (pounds)1 each
                               750 Preference Shares at (pounds)1 each

Registered shareholders:       United Helicopters Limited (250 Ordinary Shares
                                                          750 Preference Shares)

Directors:                     Christopher William Russell Fry
                               Keith Gaston-Parry
                               Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           (1) 7/11/91 - Debenture
                               (2) 30/6/95 - Amendment and Restatement Agreement

Name:                          BRITISH EXECUTIVE AIR SERVICES LIMITED

Date of Incorporation:         19.5.54

Registered Number:             00805738

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      1,500,000 Ordinary Shares of (pounds)1 each

Issued share capital:          945,000 Ordinary Shares (pounds)1 each

Registered shareholders:       Bristow Helicopters Limited (945,000)

Directors:                     Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan
                               Edward Tait
                               Anthony Jones

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           (1) 7/11/91 - Debenture
                               (2) 7/11/91 - Deed of Helicopter Mortgage
                               (3) 11/11/91 - Confirmatory Charge
                               (4) 30/6/95 - Amendment & Restatement Agreement

Name:                          OXFORD HELI SERVICES LIMITED

Date of Incorporation:         16.11.64

Registered Number:             00827367

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Surrey RH1 5JZ

Authorised share capital:      100 (pounds)1 Ordinary Shares
                               1900 (pounds)1 4.38% Cumulative Participating
                               Preference Shares

Issued share capital:          500 Shares of (pounds)1 (100 (pounds)1 Ordinary
                               Shares; 400 4.38% Cumulative Participating
                               Preference Shares)

Registered shareholders:       British Executive Air Services Limited (100
                               Ordinary and 400 4.38% Cumulative Preference
                               Shares)

Directors:                     Christopher William Russell Fry
                               Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan
                               Dennis Russell

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           (1) 7/11/91 Debenture
                               (2) 30/6/95 Amendment & Restatement Agreement

Name:                          HELI-UNION B.E.A.S. LIMITED

Date of Incorporation:         4.3.68

Registered Number:             00928170

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      1,100 Ordinary Shares of (pounds)1 each divided
                               into 1000 'A' Ordinary Shares of (pounds)1 each and 100 'B' Ordinary Shares of (pounds)1 each

Issued share capital:          1,100 Ordinary Shares divided into:  1000 'A'
                               Ordinary Shares and 100 'B' Ordinary Shares

Registered shareholders:       British Executive Air Services Limited (1000 'A'
                               Ordinary Shares; 100 'B' Ordinary Shares)

Directors:                     Ian Blair McIntosh
                               Christopher William Russell Fry
                               Stephen William Palframan

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association:       YES

Outstanding Charges:           None

Name:                          BRISTOW HELICOPTERS SINGAPORE PTE LIMITED

Registered No:                 1375/1971

Incorporation Details:         Incorporated in Singapore on 16th December 1971

Registered Office:             50 Raffles Place, 18 Floor Shell Tower,
                               Singapore 0104

Share Capital:                 Authorised: 100,000 divided into 5,000 shares
                               of S$20 each

                               Issued: 100 shares divided into 5 shares of S$20

Registered Shareholders:       United Helicopters Ltd 5 shares of S$20

Directors:                     Christopher William Russell Fry
                               K. Shanmugam
                               Stephen William Palframan

Secretary:                     Mr Khoo Kah Ho

Holding Company:               United Helicopters Limited

Subsidiaries:                  None

Charges:                       None

Name:                          WEST AUSTRALIAN HELICOPTERS PTY LIMITED

Registered No:                 781/67

Incorporation Details:         Incorporated in Australia on 9th November 1967

Registered Office:             2nd Floor Reserve Bank Building, 45 St Georges
                               Terrace, Perth, Australia

Share Capital:                 Authorised: 100,000 divided into 100 Ordinary
                               Shares of $1 each, and 99,900 redeemable
                               Preference Shares of $1 each

                               Issued: $100,000 divided into:

                               100 Ordinary Shares of $1 and
                               99,900 Redeemable Preference Shares of $1

Registered Shareholders:       Ordinary Shares:

                               Cranley Management Pty Limited         51
                               United Helicopters Limited             49

                               Redeemable Preference Shares:
                               Cranley Management Pty Limited     50,949
                               United Helicopters Limited         48,951

Directors:                     Stephen William Palframan
                               Anthony Kay
                               Christopher William Russell Fry

Secretary:                     Anthony Kay

Holding Company:               Cranley Management Pty Limited

Note: Changed its name from ATA Helicopters Pty Limited to West Australian Helicopters Pty Limited on 1st April 1968

Trading Status:                Dormant

Charges:                       None

Name:                          BITSYSTEM LIMITED

Date of Incorporation:         6.12.88

Registered Number:             02325297

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Redhill
                               Surrey RH1 5JZ

Authorised share capital:      10 Ordinary Shares at (pounds)1 each

Issued share capital:          10 Ordinary Shares at (pounds)1 each

Registered shareholders:       Bristow Helicopters Limited (10)

Directors:                     Stephen William Palframan
                               Ian Blair McIntosh

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           None

Name:                          BRISTOW HELICOPTERS (EASTERN) LIMITED

Date of Incorporation:         6.6.53

Registered Number:             00520374

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Surrey RH1 5JZ

Authorised share capital:      2000 Ordinary Shares of (pounds)1

Issued share capital:          1000 Ordinary Shares of (pounds)1

Registered shareholders:       Bristow Helicopters Limited (1,000)

Directors:                     Michael Wyatt Bill
                               Allan Cyril Brown
                               Ian Blair McIntosh
                               Stephen William Palframan
                               Dennis Russell

Secretary:                     Ian Blair McIntosh

Auditors:                      KPMG

Bankers:                       National Westminster Bank plc.

Articles of Association:       YES

Outstanding Charges:           (1) 7/11/91 - Debenture
                               (2) 30/6/95 - Amendment & Restatement Agreement

Name:                          HELICOPTER RENTALS LIMITED

Date of Incorporation:         17.6.59

Registered Number:             FC 15036

Country of Incorporation:      Bermuda

Registered Office:             Clarendon House
                               Church Street
                               Hamilton, HM11 Bermuda

Authorised share capital:      BD$12,000 divided into 5,000 ordinary shares of
                               BD$2.40 each

Issued share capital:          BD$12,000 divided into 5,000 ordinary shares of
                               BD$2.40 each

Registered shareholders:       Bristow Helicopters Limited          4993
                               Charles T.M. Collis                     1
                               Christopher William Russell Fry         1
                               Stephen William Palframan               1
                               R.S.L. Pearman                          1
                               Dennis Russell                          1
                               Nicholas D. Trollope                    1
                               Michael John Norris                     1

Directors:                     Stephen William Palframan
                               Christopher William Russell Fry
                               Michael John Norris
                               Dennis Russell
                               Charles T.M. Collis
                               Nicholas D. Trollope
                               R.S.L. Pearman

Secretary:                     Ian Blair McIntosh

Articles of Association/Constitutional Documents Available: YES

Charges:                       None

Name:                          BRISTOW HELIKOPTERS B.V.

Date of Incorporation:         Incorporated in Amsterdam on 2nd July 1993

Registered Number:             262.40.7149
                               1p*03*3.26

Registered Office:             Appeldijk 17,4161 BH, Heukelum, The Netherlands

Authorised share capital:      NLG200,000 divided into 200,000 shares of NLG 1
                               each

Issued share capital:          NLG 40,000

Registered shareholders:       Bristow Helicopters Limited

Directors:                     Stephen William Palframan
                               Ian Blair McIntosh

Secretary:                     Ian Blair McIntosh

Holding Company:               Bristow Helicopters Limited

Charges:                       None

Name:                          IRISH HELICOPTERS LIMITED

Registered No:                 27315

Incorporation Details:         Incorporated in Ireland on 8th October 1968

Registered Office:             West Point Hangar, Dublin Airport, Ireland

Share Capital:                 Authorised - 250,000 (pounds)1 Shares
                               Issued     - 250,000 (pounds)1 Shares

Registered Shareholders:       Bristow Helicopters Limited - 127,500 Shares-51%
                               Petroleum Helicopter Inc. - 122,500 Shares - 49%

Directors:                     Carroll W Suggs
                               John H Untereker
                               Philip Noel Hunt
                               Stephen William Palframan

Secretary:                     Gary Jermyn

Auditors:                      KPMG Stokes Kennedy Crowley

Charges:                       None

Name:                          BRISTOW HELICOPTERS INC.

Registered No:                 318605

Incorporation Details:         Incorporated in United States on 26th May 1978

Registered Office:             Reid and Riege PC, One State Street,
                               Hartford, Conn.  06103-3285

                               Never did business in Texas
                               Never paid Texas Franchise tax

Share Capital:                 Authorised and Issued:

                               1,250 Preferred non-voting shares of par value $10 each
                               97,000 non-preferred voting shares of par value $10 each

Registered Shareholders:       Preferred non-voting shares of par value $10 each

                               C Bond          Holding     250
                               J Clavell       Holding     250
                               W Miller        Holding     250
                               K Osborne       Holding     250
                               S Percy         Holding     250
                                                           ---
                                                         1,250

                               Shareholders of non-preferred voting shares par value $10

                               Helicopter Rentals
                               Limited:        Holding  97,500

Director:                      K J Osborne

Secretary:                     N S Hewitt

Holding Company:               Helicopter Rentals Limited
                               Acquired 03.04.82
                               Holding 100%

Charges:                       None

Name:                          HELICOPTER RENTALS INC

Registered No.                 2259257

Incorporation Details:         Incorporated in United States on 7th January 1977

Registered Office:             Reid and Reige PC, One State Street,
                               Hartford, Conn.  06103-3285

                               Tel:  203-278-1150
                               Fax:  203-240-1002

Share Capital:                 Authorised:  $5000 divided with 500 shares of
                                            $10 each

                               Issued:      $1,000 divided with 100 shares of
                                            $10 each

Registered Shareholders:       Helicopter Rentals Limited - Holding 100%

Director:                      K J Osborne

Secretary:                     H S Hewitt

Charges:                       None

Name:                          BRISTOW HELICOPTERS LIMITED

Date of Incorporation:         24.6.55

Registered Number:             00551102

Country of Incorporation:      England and Wales

Registered Office:             Redhill Aerodrome
                               Surrey RH1 5JZ

Authorised share capital:      10,000 Shares divided into: 8,000 Ordinary
                               (pounds)1 Shares;
                               2,000 3.5% Non-Cumulative Preference Shares

Issued share capital:          10,000 Shares divided into:
                                8,000 Ordinary (pounds)1 Shares
                                2,000 3.5% Non-Cumulative Preference Shares;

Registered shareholders:       United Helicopters Limited (8,000 Ordinary
                               Shares; 2,000 3.5% Non-Cumulative
                               Preference Shares)

Directors:                     Christopher William Russell Fry
                               Keith Gaston-Parry
                               Ian Blair McIntosh
                               Michael John Norris
                               Stephen William Palframan
                               Dennis Russell
                               Ian Scott
                               Edward Tait
                               Anthony Jones

Secretary:                     KPMG

Auditors:                      National Westminster Bank plc.

Articles of Association
Available:                     YES

Outstanding Charges:           7/11/91 - Deed of Mortgage - partially released
                               7/11/91 - Australian Shares Charge
                               7/11/91 - Debenture - partially satisfied
                               21/2/92 - Deed of Supplemental Mortgage
                               18/6/92 - Deed of Charge
                                1/7/92 - Deed of Supplemental Mortgage
                               30/6/95 - Amendment & Restatement Agreement

Name:                          BRISTOW HELICOPTER MALAYSIA SDN BERHAD

Registered No:                 351/70

Incorporation Details:         Incorporated in Malaysia on 12th June 1970

Registered Office:             Office C, Sam Mansion, Jalan Tuba,
                               50460 Kuala Lumpur, Malaysia

                               Tel: 03 2327925
                               Fax: 03 2387807

Share Capital:                 Authorised: 2,000,000 divided into 2,000,000
                                           Ordinary Shares of M$1 each.

                               Issued:     100,000 divided into 100,000
                                           Ordinary Shares of M$1.


Registered Shareholders:       United Helicopters Limited       100,000

Directors:                     Mrs P Bowie (Pearl Schubert)
                               Christopher William Russell Fry
                               Tunku Tan Sri Mohamed
                               Stephen William Palframan
                               Tunku Shahabuddin

Secretary:                     Chan Yoke Ying

Charges:                       None

Name:                          CRANLEY MANAGEMENT PTY LIMITED

Registered No:                 009 317 962

Incorporation Details:         Incorporated in Australia on 10th June 1988

Registered Office:             c/o Kay Goldstein
                               10th Floor,
                               19 Pier Street
                               Cnr. Hay and Pier Streets
                               Perth
                               WA 6000

                               Tel: 09 221 3662
                               Fax: 09 221 3698

Share Capital:                 Authorised: 100,000 shares of AS$1 each

                               Issued:     2 shares of AS$1 each

Registered Shareholders:       1 share     Tony Kay
                               1 share     Goodman Investments Pty Limited (The
                                           trustee of The Goodman Investment
                                           Trust)

Directors:                     Anthony Kay                       Appointed
                                                                 20.06.88
                               Christopher William Russell Fry   Appointed
                                                                 25.11.96
Secretary:                     Anthony Kay                       Appointed
                                                                 11.02.96

Holding Company:               Bristow Helicopters Limited (via Declarations
                               of Trust from Anthony Kay and Goodman
                               Investments pty

Subsidiaries:                  Bristow Helicopters Australia Pty Limited
                               West Australian Helicopters Pty Limited

Charges:                       None

Name:                          BRISTOW HELICOPTERS AUSTRALIA PTY LIMITED

Registered No:                 000 5 65 579

Date of incorporation:         15th February 1967

Place of incorporation:        Sydney

Registered Office:             c/o KPMG, Level 30, Central Park,
                               152/158 St George's Terrace,
                               Perth, Western Australia, 6000

Principal Place of Business:   CAA Building, 130 Fauntleroy Avenue,
                               Redcliffe, WA 6104

Share Capital                  Authorised: A$200,000 divided into 200,000
                               ordinary shares of A$1 each

                               Issued: 50,000 shares fully paid of A$1

Registered Shareholders:       Cranley Management Pty Limited 25,500
                               Ordinary $1 fully paid shares

                               United Helicopters Limited 24,500 Ordinary
                               $1 fully paid shares

Directors:                     Stephen William Palframan (Appointed 01.05.1996)
                               Tim Collins (Appointed 21.07.1994)
                               A. Kay (Appointed 21.07.1994)

Secretary:                     Tim Collins (Appointed 21.07.94)
                               A Kay (Appointed 26.02.91)

Holding Company:               Cranley Management Pty Limited

Subsidiaries:                  None

Auditors:                      KPMG

                               Attention: Alison Mary Kitchen 30th Floor,
                               Central Park, 152, St. George's Terrace, WA 6000

Outstanding Charges:           None

Name:                          TECHNOLOGIE AERONAUTICHE SERVIZI SUPPORTO

Registered No:

Date of incorporation:         13th May 1996

Registered Office:             Via Maso Finiguerra 7,
                               50123 Florence
                               Italy

Share Capital:                 Authorised and issued - 2,000 shares of 10,000
                               lire each = 20 million

Registered Shareholders:       Stephen William Palframan      1,160 shares = 58%

                               (For Bristow Helicopters Limited)

                               Gian Franco Blower             500 shares = 25%

                               Helitalia SpA                  140 shares =  7%

                               Gian Carlo Vercellis            50 shares =2 1/2%

                               Emilio Dalmasso                 50 shares =2 1/2%

                               Catherine Hiebel                50 shares =2 1/2%

                               Riccardo Bacich                 50 shares =2 1/2%
                                                               ---------  -----
                                                            2,000           100%

Directors:                     Provisional          -  G F Blower

                                                    -  G Vercellis

                                                    -  R Bacich

Secretary:                     Provisional          -  Emilio Dalmasso

Auditors:                      None required

Outstanding Charges:           None

                                   PART III

                      DETAILS OF THE ASSOCIATED COMPANIES


Name:                          HELITALIA SPA (ITALY) (33%)

Registered Number:             04605430489 (Chamber of Commerce No. 464 531)

Country of Incorporation:      Italy

Registered Office:             Helitalia SpA
                               Via Maso Finiguerra 7
                               50123 Firenze, Italy

Authorised share capital:      L1,000,000,000 (100,000 shares of L10,000 each)

Issued share capital:          100,000 shares of L10,000 each

Registered shareholders:       Giovanni Francesco Blower (L670,000,000)
                               Bristow Helicopters Limited (L330,000,000)

Directors:                     Giovanni Francesco Blower
                               Giancarlo Vercellis
                               Bryan Collins
                               Stephen William Palframan
                               Maurizio Lenzi
                               Riccardo Bacich

Outstanding Charges:           None

Name:                          NORSK HELICOPTER AS (NORWAY) (49%)

Date of Incorporation:

Registered Number:             967827363

Country of Incorporation:      Norway

Registered Office:             United Helicopters AS
                               Vingveien 3
                               4050 Sola
                               Norway

Authorised share capital:      NOK 25,000 (divided who 25,000 shares of NOK
                               1 each)

Issued share capital:          NOK 25,000

Registered shareholders:       Bristow Helicopters Limited (NOK 12,000)
                               Andreas Ugland and Sons AS (NOK 12,500)
                               Andreas K.L. Ugland (NOK 500)

Directors:                     Arve Andersson (Chairman)
                               Knut Axel Ugland (Board Representative)
                               Stephen William Palframan (Board Representative)
                               Philip N. Hunt (Board Representative)

Outstanding Charges:           None

Name:                          BRISTOW HELICOPTERS (NIGERIA) LIMITED

Registered Number:             6702

Incorporation Details:         Incorporated in Nigeria on 17th December 1969

Registered Office:             Ebani House, 62 Marina, PO Box 2442,
                               Marina, Lagos
                               Telephone:  234 1 661462  Fax:  234 1 662709

Share Capital:                 Authorised: 500,000 divided into 250,000
                               Ordinary Shares of Nira 2

                               Issued: 440,000 divided into 220,000
                               Ordinary Shares of Nira 2

Registered Shareholders:       Ordinary Shares of Nira 2:

                               Bristow Helicopters Limited           87,999
                               Stephen William Palframan                  1
                               A Edu                                 19,800
                               M A Oni                               19,800
                               A O Solaru and M A Oni and A Edu
                               as Trustees                            4,400
                               A O Solaru                            88,000

Directors:                     A Edu (Appointed 30.11.76)
                               M A Oni (Appointed 26.04.71)
                               A O Solaru (Appointed 19.11.73)
                               Stephen William Palframan
                               L Layton (alternate to Stephen William Palframan)

Secretary:                     Cosec Services Limited

Holding Company:               Bristow Helicopters Limited

Subsidiaries:                  None

Charges:                       None

Name:                          BRISTOW CARIBBEAN LIMITED

Registered No:                 155

Incorporation Details:         Incorporated in Trinidad on 14th June 1974

Registered Office:             c/o Pannell Kerr Forster, 53-55 Abercromby Street
                               Port of Spain, Trinidad

                               Telephone: 809 623 1241    Fax: 809 623 1231

Capital:                       Authorised: $50,000 divided into 50,000 shares
                                           of $1 each

                               Issued:     40,000 shares of (pounds)1 each

Registered Shareholders:       Geo F Huggins and Co Limited         24,000

                               United Helicopters Limited           16,000

Directors:                     Gabriel John Faria - Appointed 1st September 1993
                               Stephen William Palframan
                               Christopher William Russell Fry
                               HDE Boyt

Secretary:                     D J Hardy

Holding Company:               United Helicopters Limited

Subsidiaries:                  None

Charge:                        None

Name:                          VISCOM (ABERDEEN) LIMITED

Date of Incorporation:         4th March 1992

Registered Office:             Schoolhill,
                               Aberdeen,
                               Scotland, AB10 1FR

Share Capital:                 Authorised: 10,000 ordinary shares of (pounds)1
                                           each

                               Issued: 1,000 ordinary shares of (pounds)1 each

Registered Shareholders:       All shareholders hold 250 shares

                               The Robert Gordon University
                               Bristow Helicopters Limited
                               Bond Holicopters Limited
                               Brintel Helicopters Limited

Directors:                     J.D.I. Bell
                               D.C. Caldwell
                               A.E. Jones
                               P. Conway

Company Secretary:             D.C. Caldwell

Auditors:                      Coopers & Lybrand
                               Chartered Accountants
                               32 Albyn Place
                               Aberdeen AB1 1YL

Bankers:

Outstanding Charges:           None

SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of MORGAN          )
GRENFELL DEVELOPMENT                 )      (duly authorised attorney)
CAPITAL NOMINEES LIMITED             )
A/C MGCP IN THE PRESENCE OF:         )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of MORGAN          )
NOMINEES (GUERNSEY)                  )      (duly authorised attorney)
LIMITED IN THE PRESENCE OF:          )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )
for and on behalf of MORGAN          )      /s/ NORMAN MURRAY
GRENFELL DEVELOPMENT                 )
CAPITAL NOMINEES LIMITED             )      (duly authorised attorney)
A/C MGDC IN THE PRESENCE OF:         )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )
for and on behalf of COAL PENSION    )      /s/ NORMAN MURRAY
VENTURE NOMINEES LIMITED             )
in the presence of:                  )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith

SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of CINVEN INVESTORS)
NOMINEES LIMITED IN THE PRESENCE OF: )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of RAILWAY PENSION )
VENTURE CAPITAL LIMITED              )      (duly authorised attorney)
in the presence of:                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of BARCLAYS        )
VENTURE NOMINEES LIMITED             )      (duly authorised attorney)
in the presence of:                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of NIPPON          )
ENTERPRISE CORP IN THE PRESENCE OF:  )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of BERRYLANDS      )
NOMINEES LIMITED IN THE PRESENCE OF: )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith

SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of COMMERCIAL      )
UNION LIFE ASSURANCE CO.             )      (duly authorised attorney)
LIMITED IN THE PRESENCE OF:          )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of COMMERCIAL      )
UNION NOMINEES LIMITED IN THE        )      (duly authorised attorney)
presence of:                         )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of ABERDEEN CITY   )
COUNCIL SUPERANNUATION               )      (duly authorised attorney)
FUND IN THE PRESENCE OF:             )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of COUNTY NATWEST  )
VENTURES INVESTMENTS PLC             )      (duly authorised attorney)
in the presence of:                  )

Rebecca Ferguson
Herbert Smith

SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of LLOYDS BANK     )
LIMITED, A/C HUGEF IN THE PRESENCE   )      (duly authorised attorney)
of:                                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of ENGLISH AND     )
SCOTTISH INVESTORS PLC               )      (duly authorised attorney)
in the presence of:                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of THE GARTMORE    )
1990 FUND IN THE PRESENCE OF:        )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of GARTMORE        )
ENTERPRISE TRUST PLC IN THE PRESENCE )      (duly authorised attorney)
of:                                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of NC LOMBARD      )
STREET NOMINEES LIMITED,             )      (duly authorised attorney)
X30 ACCOUNT IN THE PRESENCE OF:      )

Rebecca Ferguson
Herbert Smith

SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of GRANT CHARLES   )
HAGGITH IN THE PRESENCE OF:          )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of NANDRANEY DEVI  )
HAGGITH IN THE PRESENCE OF:          )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of THOMAS HENRY    )
POSTLEWAITE IN THE PRESENCE OF:      )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of NOREEN          )
JOSEPHINE POSTLEWAITE                )      (duly authorised attorney)
in the presence of:                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of DAVID CHARLES   )
BAYS IN THE PRESENCE OF:             )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith

SIGNED BY NORMAN MURRAY              )      /s/ NORMAN MURRAY
for and on behalf of PATRICIA MAY    )
BAYS IN THE PRESENCE OF:             )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY                            )      /s/ STEPHEN WILLIAM PALFRAMAN
STEPHEN WILLIAM PALFRAMAN            )
in the presence of:                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY IAN BLAIR MCINTOSH         )      /s/ IAN BLAIR MCINTOSH
in the presence of:                  )

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of BRISTOW         )
NOMINEES LIMITED IN THE PRESENCE OF: )

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of CHRISTOPHER     )
WILLIAN RUSSELL FRY IN THE           )      (duly authorised attorney)
presence of:                         )

Rebecca Ferguson
Herbert Smith

SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of KEITH H.R.      )
GASTON-PARRY IN THE PRESENCE OF:     )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of MICHAEL JOHN    )
NORRIS  IN THE PRESENCE OF:          )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY  S W PALFRAMAN             )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of MICHAEL WYATT   )
BILL IN THE PRESENCE OF:             )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of DENNIS RUSSEL   )
in the presence of:                  )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of ALLAN CYRIL     )
BROWN IN THE PRESENCE OF:            )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith

SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of IAN P. SCOTT    )
in the presence of:                  )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of SAIFUDEEN EDU   )
in the presence of:                  )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY S W PALFRAMAN              )      /s/ STEPHEN WILLIAM PALFRAMAN
for and on behalf of MICHAEL ONI     )
in the presence of:                  )      (duly authorised attorney)

Rebecca Ferguson
Herbert Smith



SIGNED BY DRURY A MILKE              )      /s/ DRURY A MILKE
for and on behalf of OFFSHORE        )
LOGISTICS, INC. IN THE PRESENCE OF:  )

Rebecca Ferguson
Herbert Smith



SIGNED BY DRURY A MILKE              )      /s/ DRURY A MILKE
for and on behalf of OFFSHORE        )
LOGISTICS INTERNATIONAL, INC.        )
in the presence of:                  )

Rebecca Ferguson
Herbert Smith

SIGNED BY P N BUCKLEY                )      /s/ P N BUCKLEY
for and on behalf of CALEDONIA       )
INVESTMENTS PLC IN THE PRESENCE OF:  )

Michelle Thomas
Freshfields
65 Fleet Street
London



SIGNED BY P N BUCKLEY                )      /s/ P N BUCKLEY
for and on behalf of CALEDONIA       )
INDUSTRIAL & SERVICES LIMITED        )
in the presence of:                  )

Michelle Thomas
Freshfields
65 Fleet Street
London



SIGNED BY P N JONES                  )      /s/ ANDREAS K L UGLAND
for and on behalf of ANDREAS K.L.    )
UGLAND IN THE PRESENCE OF:           )      (BY HIS ATTORNEY P N JONES)

Rebecca Ferguson
Herbert Smith



SIGNED BY DRURY A MILKE              )      /s/ DRURY A MILKE
for and on behalf of BRISTOW         )
AVIATION HOLDINGS LIMITED IN THE     )
presence of:                         )

Rebecca Ferguson
Herbert Smith